UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR 2008
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2008
ABOUT THE ANNUAL MEETING OF STOCKHOLDERS
BOARD OF DIRECTORS
PROPOSAL NO. 1 -- ELECTION OF CLASS III DIRECTORS
COMMITTEES OF THE BOARD
BOARD MEETINGS
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007
OPTION EXERCISES AND STOCK VESTED FOR 2007
PENSION BENEFITS FOR 2007
NON-QUALIFIED DEFERRED COMPENSATION FOR 2007
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
LEGAL PROCEEDINGS
OTHER BUSINESS
Appendix A

PHH Corporation

● , 2008

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders for 2008 (the “Annual Meeting”) of PHH Corporation (the “Company”), which will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on    ●    , 2008 at 10:00 a.m., eastern daylight time. Please note that directions to the meeting location are provided on the last page of the Proxy Statement.

At the Annual Meeting, stockholders will be asked to elect two Class III Directors to hold office until the Annual Meeting of Stockholders for 2011, to approve the issuance of the Company’s common stock issuable upon conversion of the Company’s 4.00% Convertible Senior Notes Due 2012 and certain convertible note hedge and warrant transactions in connection therewith, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be conducted at the Annual Meeting and provide other information concerning the Company of which you should be aware when you vote your shares. Also enclosed is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary, such as a bank or broker, please follow the instructions under the “About the Annual Meeting of Stockholders” section of the Proxy Statement to obtain a ticket.

Your participation in the Company’s Annual Meeting is important, regardless of the number of shares you own. In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. As a stockholder of record, you can vote your shares by telephone, electronically via the Internet or by submitting the enclosed proxy card. If you vote using the proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely,

A. B. Krongard
Non-Executive Chairman of the Board

Terence W. Edwards
President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS FOR 2008

To Be Held on    ●    , 2008

To Our Stockholders:

The Annual Meeting of Stockholders of PHH Corporation (the “Company”) for 2008 will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on    ●    , 2008 at 10:00 a.m., eastern daylight time (the “Annual Meeting”), to consider and vote upon the following matters:

1. To elect two Class III Directors to hold office until the Annual Meeting of Stockholders for 2010, and until their successors are duly elected and qualified;

2. To approve the issuance of (a) up to 12,195,125 shares of common stock, par value $0.01 per share, of PHH Corporation (“Common Stock”) issuable upon conversion of the Company’s 4.00% Convertible Senior Notes Due 2012 (the “Notes”) previously issued, (b) up to 12,195,125 shares of Common Stock issuable pursuant to related convertible note hedge transactions that the Company entered into in connection with the issuance of the Notes, and (c) up to 12,195,125 shares of Common Stock issuable upon exercise of related warrants to acquire shares of Common Stock that the Company issued in connection with the convertible note hedge transactions;

3. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 14, 2008 as the record date for the Annual Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary

    ●     , 2008

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS FOR 2008 TO BE HELD ON    ●    , 2008.

THE PROXY STATEMENT FOR THE ANNUAL MEETING AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, BOTH OF WHICH ARE PROVIDED HEREWITH, ARE ALSO AVAILABLE AT    ●

PLEASE VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT, IF VOTING USING THE ENCLOSED PROXY CARD, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THE ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON    ●     , 2008

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Who is soliciting my vote?

The Board of Directors of PHH Corporation, a Maryland corporation (“we,” “our,” “us,” “PHH” or the “Company”), is soliciting your vote at our Annual Meeting of Stockholders for 2008, and any adjournment or postponement thereof (the “Annual Meeting”), to be held on the date at the time and place, and for the purposes set forth in the accompanying notice. This Proxy Statement and appendix, the accompanying notice of annual meeting, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (“SEC”) on February 29, 2008 (the “2007 Annual Report”) are being mailed to stockholders on or about    ●    , 2008.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act on the matters outlined in the accompanying notice. The only matters scheduled to be acted upon at the Annual Meeting are (1) the Election of Directors (see page 8 of this Proxy Statement), (2) approval of the issuance of (a) up to 12,195,125 shares of common stock, par value $0.01 per share, of PHH Corporation (“Common Stock”) issuable upon conversion of the Company’s 4.00% Convertible Senior Notes Due 2012 (the “Notes”) previously issued, (b) up to 12,195,125 shares of Common Stock issuable pursuant to related convertible note hedge transactions that the Company entered into in connection with the issuance of the Notes, and (c) up to 12,195,125 shares of Common Stock issuable upon exercise of related warrants to acquire shares of Common Stock that the Company issued in connection with the convertible note hedge transactions (see page 42 of this Proxy Statement) and (3) the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (see page 44 of this Proxy Statement).

Who can attend the Annual Meeting?

Only stockholders of record as of March 14, 2008 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:00 a.m. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring either a copy of the voting instruction card provided by your broker or nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, the Company’s principal place of business, and ending on the date of the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and our guests. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is the Annual Meeting ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank or broker, you should request tickets in writing from PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership, such as a bank or brokerage firm account statement or letter from the broker, trustee, bank or nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them on the Annual Meeting date at the registration desk upon verifying their stock ownership as of the Record Date. In accordance with our security procedures, all persons attending the Annual Meeting must present a picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission. Admission to the Annual Meeting will be expedited if tickets are obtained in advance. Tickets may be issued to others at our discretion.

How many votes do I have?

You will have one vote for every share of our Common Stock you owned on the Record Date.

How many votes can be cast by all stockholders?

54,136,732 votes may be cast at the Annual Meeting, representing one vote for each share of our Common Stock that was outstanding on the Record Date. There is no cumulative voting, and the holders of our Common Stock vote together as a single class.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Stockholders of record who are present at the Annual Meeting, in person or by proxy, and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes are required to elect Directors and adopt any other proposals?

Directors are elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors. Under applicable Maryland law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.

Approval of the issuance of Common Stock issuable upon conversion of the Notes, Note Hedges and Warrant Transactions requires an affirmative vote of the holders of a majority of all votes entitled to be cast on the proposal. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have the same effect as a vote against the proposal.

Approval of the ratification of the selection of our independent registered public accounting firm and generally all other matters that may come before the Annual Meeting require the affirmative vote of a majority of the shares of our Common Stock cast, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Maryland law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of the New York Stock Exchange, Inc. (the “NYSE”), a nominee does not have discretionary voting power with respect to “non-routine” matters.

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. If voting by mail, you must:

•	indicate your instructions on the proxy;

•	date and sign the proxy;

•	mail the proxy promptly in the enclosed envelope; and

•	allow sufficient time for the proxy to be received before the date of the Annual Meeting.

Alternatively, in lieu of returning signed proxy cards, our stockholders of record can vote their shares by telephone or via the Internet. If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card. The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., eastern daylight time, on    ●     , 2008. If your shares are held in “street name” such as in a stock brokerage account or by a bank or other nominee, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

How do participants in our employee savings plans vote?

For participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (the “Savings Plans”) with shares of our Common Stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of our Common Stock in accordance with instructions received from the participants to whose accounts such shares are credited. To the extent such instructions are not received prior to 11:59 p.m., eastern daylight time, on    ●     , 2008, the trustees of the Savings Plans will vote the shares with respect to which it has not received instructions proportionately in accordance with the shares for which it has received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after 11:59 p.m., eastern daylight time, on    ●     , 2008. Participants in the Savings Plans are not entitled to vote in person at the Annual Meeting. If a participant in the Savings Plans has shares of our Common Stock credited to his or her account and also owns other shares of our Common Stock, he or she should receive a voting instruction card for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy and voting instruction cards should be completed, signed and returned to the transfer agent to register voting instructions for all shares owned by him or her or held for his or her benefit in the Savings Plans.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy by telephone or electronically through the Internet), by giving timely written notice of such revocation to our Corporate Secretary or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record.

What if I do not vote for some of the matters listed on my proxy card?

Shares of our Common Stock represented by proxies received by us (whether through the return of the enclosed proxy card, by telephone or through the Internet), where the stockholder has specified his or her choice with respect to the proposals described in this Proxy Statement, including the election of Directors, ratification of the selection of the independent registered public accounting firm and approval of the issuance of the Common Stock issuable upon conversion of the Notes, Note Hedges and Warrant Transactions, will be voted in accordance with the specification(s) so made.

If your proxy is properly executed but does not contain voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted:

•	“FOR” the election of the two Class III Director nominees for the Board of Directors.

•	“FOR” the approval of the issuance of Common Stock issuable upon conversion of the Notes, Note Hedges and Warrant Transactions.

•	“FOR” the ratification of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Could other matters be decided at the Annual Meeting?

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board is not aware of any matters that anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Our Directors, officers and employees may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means. We have engaged Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies for a fee of $9,000 plus expenses. In accordance with the regulations of the SEC and the New York Stock Exchange, we also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our Common Stock as of the Record Date.

Has the Company adopted the new e-proxy rules for the delivery of the proxy materials?

No. We are delivering the proxy materials, including the 2007 Annual Report, the Proxy Statement and other materials, to all stockholders as we have in prior years. We will evaluate whether to adopt the notice and access option under the e-proxy rules for delivery of proxy materials for future annual meetings.

How can I access the Company’s proxy materials and 2007 Annual Report electronically?

Copies of the 2007 Annual Report, the Proxy Statement and other materials filed by the Company with the SEC are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card or by following the instructions provided if you vote via the Internet or by telephone.

What financial information is accompanying the Proxy Statement?

Accompanying the Proxy Statement is the 2007 Annual Report. The 2007 Annual Report includes our audited consolidated financial statements as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007. Based on the inherent uncertainties of our business, the historical financial information included in the 2007 Annual Report and selected financial data may not be indicative of what our results of operations and financial position will be in the future.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS

Our Board of Directors currently consists of seven members. Our charter divides our Board of Directors into three classes of Directors having staggered terms, with one class being elected each year for a new three-year term and until their successors are elected and qualified. The term for Class I Directors expires at the annual meeting of our stockholders for 2009, the term for Class II Directors expires at the annual meeting of our stockholders for 2010 and the term for Class III Directors expires at the annual meeting of our stockholders for 2008. The following table sets forth certain information with respect to the members of our Board of Directors:

			Term Expires
			at Annual
			Meeting Held
Name	Age	Position(s)	for the Year

A.B. Krongard	71	Non-Executive Chairman of the Board of Directors	2009
Terence W. Edwards	52	President and Chief Executive Officer; President and Chief Executive Officer – PHH Mortgage Corporation (“PHH Mortgage”)	2009
George J. Kilroy	60	President and Chief Executive Officer – PHH Vehicle Management Services Group LLC (“PHH Arval”)	2010
James W. Brinkley	71	Director	2008
Ann D. Logan	53	Director	2010
Jonathan D. Mariner	53	Director	2008
Francis J. Van Kirk	59	Director	2009

A.B. Krongard was elected Non-Executive Chairman of the Board of Directors effective upon our spin-off from Cendant Corporation (our former parent company, now known as Avis Budget Group, Inc., referred to herein as “Cendant”) in the first quarter of 2005 (the “Spin-Off”). Since December 2004, Mr. Krongard has been pursuing personal interests. From March 2001 until December 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From February 1998 until March 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Mr. Krongard previously worked in various capacities at Alex. Brown, Incorporated (“Alex. Brown”). In 1991, Mr. Krongard was elected as Chief Executive Officer of Alex. Brown and assumed the additional duties of Chairman of the Board of Alex. Brown in 1994. Upon the merger of Alex. Brown with Bankers Trust Corporation (“Bankers Trust”) in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency. Since July 2005, Mr. Krongard has served as a member of the Board of Directors of Under Armour, Inc. and is the Chairman of its Audit Committee. Under Armour, Inc. files reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

James W. Brinkley was elected as a Director effective upon the Spin-Off. In December 2005, Mr. Brinkley became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup Inc.’s acquisition of Legg Mason Wood Walker, Incorporated (“LMWW”). Mr. Brinkley served as a Director of Legg Mason, Inc., a holding company that, through its subsidiaries, provides financial services to individuals, institutions, corporations, governments and government agencies since its formation in 1981. Mr. Brinkley has served as a Senior Executive Vice President of Legg Mason, Inc. since December 1983. Mr. Brinkley became Chairman of LMWW, Legg Mason Inc.’s principal brokerage subsidiary, in February 2004. Mr. Brinkley previously served as LMWW’s Vice Chairman and Chief Executive Officer from July 2003 through February 2004, as its President from 1985 until July 2003 and as its Chief Operating Officer from February 1998 until July 2003.

Terence W. Edwards serves as our President and Chief Executive Officer, a position he has held since February 2005 and President and Chief Executive Officer of PHH Mortgage, a position he has held since August 2005. Prior to the Spin-Off, Mr. Edwards served as President and Chief Executive Officer of Cendant Mortgage Corporation (“Cendant Mortgage,” now known as PHH Mortgage) since February 1996, and as such, was responsible for overseeing its entire mortgage banking operations. From 1995 to 1996, Mr. Edwards served as Vice President of Investor Relations and Treasurer and was responsible for investor, banking and rating agency relations, financing resources, cash management, pension investment management and internal financial structure. Mr. Edwards joined us in 1980 as a treasury operations analyst and has held positions of increasing responsibility, including Director, Mortgage Finance and Senior Vice President, Secondary Marketing.

George J. Kilroy serves as President and Chief Executive Officer of PHH Arval, a position he has held since March 2001. Mr. Kilroy is responsible for the management of PHH Arval. From May 1997 to March 2001, Mr. Kilroy served as Senior Vice President, Business Development and was responsible for new client sales, client relations and marketing for PHH Arval’s United States operations. Mr. Kilroy joined PHH Arval in 1976 as an Account Executive in the Truck and Equipment Division and has held positions of increasing responsibility, including head of Diversified Services and Financial Services.

Ann D. Logan was elected as a Director effective upon the Spin-Off. Since July 2000, Ms. Logan has worked with various non-profit organizations. Ms. Logan was an Executive Vice President at the Federal National Mortgage Association (“Fannie Mae”) from January 1993 to July 2000. Ms. Logan ran the single-family mortgage business at Fannie Mae from 1998 to 2000 and was the Chief Credit Officer from 1993 to 1998. From 1989 to 1993, Ms. Logan was a Senior Vice President in charge of Fannie Mae’s Northeast Regional Office in Philadelphia. Prior to joining Fannie Mae, Ms. Logan was Assistant Vice President at Standard & Poor’s Corporation in New York. From 1976 to 1980, Ms. Logan worked for the U.S. Senate Judiciary Committee and served as the Committee Staff Director in 1980.

Jonathan D. Mariner was elected as a Director effective upon the Spin-Off. Mr. Mariner has been the Executive Vice President and Chief Financial Officer of Major League Baseball since January 2004. From March 2002 to January 2004, Mr. Mariner served as the Senior Vice President and Chief Financial Officer of Major League Baseball. From December 2000 to March 2002, Mr. Mariner served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company. Mr. Mariner was the Executive Vice President and Chief Financial Officer of the Florida Marlins Baseball Club from February 1992 to December 2000.

Francis J. Van Kirk was elected as a Director effective July 1, 2005. Since November 2005, Mr. Van Kirk has been a partner with Heidrick & Struggles, an international executive search and leadership consulting services company. Prior to joining Heidrick & Struggles, Mr. Van Kirk served as the Managing Partner of the Philadelphia office of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) from 1996 through June 2005. In this role, Mr. Van Kirk oversaw the integration and coordination of PricewaterhouseCoopers’ lines of service and industry groups to ensure seamless service to its clients. Mr. Van Kirk began his career with PricewaterhouseCoopers in 1971 as a Staff Auditor and was employed in positions of increasing responsibility during his 35-year career with that firm.

Independence of the Board of Directors

Under the rules of the NYSE, our Board of Directors is required to affirmatively determine which Directors are independent and to disclose such determination in the 2007 Annual Report and in the proxy statement for each annual meeting of stockholders going forward. On February 27, 2008 and March 18, 2008, our Board of Directors reviewed each Director’s relationships with us in conjunction with our previously adopted Independence Standards for Directors (the “Independence Standards”) and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our Independence Standards is attached to this Proxy Statement as Appendix A and is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). At the meeting, the Board affirmatively determined that all non-employee Directors — Messrs. Brinkley, Krongard, Mariner and Van Kirk and Ms. Logan — meet the categorical standards under the Independence Standards and are independent Directors under the NYSE Listing Standards.

In the course of its determination of the independence of each non-management Director, the Board considered the following transactions, relationships and arrangements as required by our Independence Standards:

•	Mr. Brinkley became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup Inc.’s acquisition of LMWW in December 2005. We have certain relationships with the Corporate and Investment Banking segment of Citigroup Inc. (“Citigroup”), including financial services, commercial banking and other transactions. The Board specifically evaluated our transactions with Citigroup, the fees paid to Citigroup and the amount of indebtedness to Citigroup during 2007 and determined that the fees paid to Citigroup were less than 0.1% of its annual revenues and the amount of indebtedness was less than 0.1% of its total consolidated assets. Based on this evaluation and the nature of Mr. Brinkley’s position, our Board determined that this was not a material relationship for the purposes of determining his independence. In addition, Mr. Brinkley’s son is a principal at Colliers Pinkard, a member firm of Colliers International (“Colliers”), which provides certain lease management services to us. The Board evaluated the relationship between Colliers and us, including the fees paid to Colliers, which were less than 0.1% of its annual revenues. The Board determined that this was not a material relationship for the purpose of determining his independence.

•	Mr. Krongard is an outside director of the global Board of Directors for DLA Piper, our principal outside law firm. The Board reviewed the fees paid by us to DLA Piper and determined that such fees represented less than 0.4% of DLA Piper’s annual revenues for 2007. Based on the nature of his position, our Board considered Mr. Krongard’s relationship with DLA Piper and determined that it was not a material relationship for the purpose of determining his independence.

•	Ms. Logan has a mortgage loan with us, which was originated prior to her appointment to our Board of Directors. The Board considered the terms of the mortgage loan, including the interest rate and collateral requirements, which were substantially the same as those prevailing at the time for comparable transactions, and determined that this was not a material relationship for the purpose of determining her independence.

See also “Certain Relationships and Related Transactions” below for more information. Our Board also determined that Messrs. Edwards and Kilroy, who serve as executive officers, are not independent Directors. Accordingly, more than two-thirds of the members of our Board of Directors are independent as required by our Corporate Governance Guidelines.

Non-Executive Chairman

Mr. Krongard serves as our Non-Executive Chairman. The Non-Executive Chairman is not a corporate officer and leads all meetings of our Board of Directors at which he is present. The Non-Executive Chairman serves on appropriate committees as requested by the Board of Directors, sets meeting schedules and agendas and manages information flow to the Board of Directors to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board of Directors. The Non-Executive Chairman also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board of Directors as the Board of Directors may from time-to-time prescribe.

PROPOSAL NO. 1 — ELECTION OF CLASS III DIRECTORS

The Board of Directors has nominated Messrs. James W. Brinkley and Jonathan D. Mariner to be elected at the Annual Meeting to serve as Class III Directors for a three-year term ending at the annual meeting of stockholders for 2011 and until their successors are duly elected and qualified. Both nominees are currently incumbent Directors of the Company. The terms of the remaining Class I and Class II Directors expire at the annual meeting of stockholders for 2009 and 2010, respectively.

Both nominees have consented to being named in this Proxy Statement and to serve if elected. If, prior to the Annual Meeting, either nominee should become unavailable to serve, the shares of our Common Stock represented by a properly executed and returned proxy (whether through the return of the enclosed proxy card, by telephone or electronically through the Internet) will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of Directors in accordance with our amended and restated articles of incorporation and by-laws.

Directors shall be elected by the affirmative vote of a plurality of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote in the election of Directors; provided that a quorum is present. Pursuant to applicable Maryland law, in determining whether such nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A CLASS III DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE TWO NOMINEES LISTED ABOVE.

COMMITTEES OF THE BOARD

The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance Committee and Finance and Risk Management Committee consisting of Directors who have been affirmatively determined to be “independent” as defined in the NYSE Listing Standards. Each of these Committees operates pursuant to a written charter approved by the Board of Directors and available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of each committee charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). In addition, the Board of Directors has a standing Executive Committee which may take certain actions on behalf of the Board of Directors when the Board is not in session.

Audit Committee

The Audit Committee assists our Board of Directors in the oversight of the integrity of our financial statements, our independent registered public accountants’ qualifications and independence, the performance of our independent registered public accountants and our internal audit function and our compliance with legal and regulatory requirements. The Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Committee also oversees our corporate accounting and reporting practices by:

•	meeting with our financial management and independent registered public accountants to review our financial statements, quarterly earnings releases and financial data;

•	appointing and pre-approving all services provided by the independent registered public accountants that will audit our financial statements;

•	reviewing the selection of the internal auditors that provide internal audit services;

•	reviewing the scope, procedures and results of our audits; and

•	evaluating our key financial and accounting personnel.

The Audit Committee is comprised of Messrs. Van Kirk (Chair) and Mariner and Ms. Logan. Each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. The Audit Committee is also required to have at least one member that qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board of Directors has determined that Messrs. Mariner and Van Kirk qualify as audit committee financial experts and are non-employee, independent Directors. During 2007, the Audit Committee met 13 times and acted by unanimous written consent on one occasion.

Compensation Committee

The Compensation Committee determines and approves all elements of compensation for our Chief Executive Officer and senior management; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans and reviews and grants equity awards for our employees. The Compensation Committee also assists us in developing compensation and benefit strategies to attract, develop and retain qualified employees. See “Executive Compensation” for additional information regarding the process for the determination and consideration of executive compensation. The Compensation Committee is comprised of Messrs. Brinkley (Chair) and Krongard and Ms. Logan. During 2007, the Compensation Committee met eight times and acted by unanimous written consent on one occasion.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Board of Directors’ Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors and our Code of Conduct for Employees and Officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board of Directors for each annual meeting (see “Nomination Process and Qualifications for Director Nominees” below); evaluates the composition, organization and governance of our Board of Directors and its committees and develops and recommends corporate governance principles and policies applicable to us. The Committee is comprised of Messrs. Krongard (Chair), Brinkley and Mariner. During 2007, the Corporate Governance Committee met two times.

Finance and Risk Management Committee

The Finance and Risk Management Committee was formed on February 27, 2008 to assist our Board of Directors in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is comprised of Ms. Logan (Chair) and Messrs. Krongard and Van Kirk.

Executive Committee

The Executive Committee may exercise all of the powers of our Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee has no power to alter, amend or repeal our by-laws or any resolution or resolutions of the Board of Directors, declare any dividend or make any other distribution to our stockholders, appoint any member of the Executive Committee or take any other action which legally may be taken only by the full Board of Directors. The Executive Committee is comprised of Messrs. Krongard (Chairman), Edwards and Kilroy. During 2007, the Executive Committee did not meet.

BOARD MEETINGS

During 2007, our Board of Directors held twelve meetings. In addition, the standing Committees of the Board of Directors held an aggregate of 35 meetings and acted by unanimous written consent on two occasions in that period. In 2007, all incumbent Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board of Directors on which they served. All Directors are expected to attend each regularly scheduled Board of Directors meeting as well as each annual meeting of our stockholders (subject to certain limited exceptions). All of our Directors, except for Mr. Mariner, who was unable to attend due to a previously scheduled business trip out of the country, attended the annual meeting of stockholders for 2007 held on March 18, 2008.

DIRECTOR COMPENSATION

The Corporate Governance Committee is responsible for reviewing and recommending to the Board of Directors the compensation of our non-employee Directors. Members of our Board of Directors who are also our officers or employees do not receive compensation for serving as a Director (other than travel-related expenses for Board meetings held outside of our corporate offices). The following table sets forth the non-employee Director retainer and stipend schedule:

Compensation

Annual Non-Executive Chairman of the Board Retainer	$170,000
Annual Non-Executive Board Member Retainer	120,000
New Director Equity Grant	60,000
Audit Committee Chair Stipend	20,000
Audit Committee Member Stipend	12,000
Compensation Committee Chair Stipend	15,000
Compensation Committee Member Stipend	10,000
Corporate Governance Committee Chair Stipend	9,000
Corporate Governance Committee Member Stipend	7,000
Finance and Risk Management Committee Chair Stipend(1)	17,500
Finance and Risk Management Committee Member Stipend(1)	11,000

(1)	The Finance and Risk Management Committee was formed on February 27, 2008, at which time the Board of Directors, upon the recommendation of the Corporate Governance Committee, established the annual stipends for participation in the committee as set forth in the table.

The non-employee Director retainers and stipends set forth in the table above are paid in arrears at the end of each quarter (the “Fee Payment Date”), half in cash and half in restricted stock units (the “Director RSUs”) of our Common Stock, which are issued under our 2005 Equity and Incentive Plan and are required to be deferred under our Non-Employee Directors Deferred Compensation Plan. The Director RSUs may not be sold or otherwise transferred for value prior to the Director’s termination of service on the Board. These Director RSUs are immediately vested and are paid in shares of our Common Stock one year after the Director is no longer a member of the Board of Directors. A non-employee Director may also elect to receive all or a portion of the cash retainer, stipends or any other compensation for service as a non-employee Director in the form of additional Director RSUs. These Director RSUs are also immediately vested and are paid in shares of our Common Stock 200 days after the Director is no longer a member of the Board of Directors. We do not maintain a pension plan for non-employee Directors, and they did not receive any other compensation for 2007.

Director Compensation Table

The following table sets forth the compensation paid to or earned by each non-employee Director for 2007:

	Fees
	Earned or		Stock
Non-Employee Director	Paid in Cash		Awards(1)	Total

James W. Brinkley	$71,113		$70,887	$142,000
A.B. Krongard	94,619	(2)	94,381	189,000
Ann D. Logan	71,113		70,887	142,000
Jonathan D. Mariner	69,623		69,377	139,000
Francis J. Van Kirk	70,121		69,879	140,000

(1)	Following the announcement of the delay in filing our Annual Report on Form 10-K for the year ended December 31, 2005, the Board of Directors determined that the award of Director RSUs to be granted to non-employee Directors would be postponed until the expiration of the blackout period for our executive officers and directors pursuant to Regulation BTR (the “Blackout Period”). The Blackout Period ended during 2007 and these Director RSUs were awarded on January 8, 2008 following the termination of the Merger with GE and Blackstone (see “Compensation Discussion and Analysis — Introduction” for more information). The amounts shown reflect the fair value of the Director RSUs earned for 2007, and are calculated using the closing price for our Common Stock on the Fee Payment Date. The table below sets forth the fair value for the Director RSUs earned for each quarter of 2007:

Non-Employee Director	3/31/2007	6/30/2007	9/30/2007	12/31/2007

James W. Brinkley	$17,719	$17,727	$17,713	$17,728
A.B. Krongard	23,585	23,595	23,599	23,602
Ann D. Logan	17,719	17,727	17,713	17,728
Jonathan D. Mariner	17,322	17,353	17,345	17,357
Francis J. Van Kirk	17,444	17,478	17,476	17,481

During 2007, the number of Director RSUs was calculated by dividing the amount of deferred compensation by the closing price for our Common Stock on the Fee Payment Date. As of December 31, 2007, Messrs. Brinkley, Krongard, Mariner and Van Kirk and Ms. Logan had an aggregate of 10,661, 20,768, 10,491, 8,768 and 10,661 Director RSUs, respectively, including those earned but not awarded until January 8, 2008.

(2)	Mr. Krongard elected to defer $65,450 of the cash portion of his retainer and stipends pursuant to the Non-Employee Directors Deferred Compensation Plan and received 2,608 Director RSUs which will vest 200 days after he is no longer a member of our Board of Directors. The number of Director RSUs was calculated by dividing the deferred amount by the closing price for our Common Stock on the Fee Payment Date. The fair values of these Director RSUs were $16,344 on March 31, 2007, $16,354 on June 30, 2007, $16,346 on September 30, 2007 and $16,352 on December 31, 2007, which were less than the amount of cash deferred on each Fee Payment Date.

CORPORATE GOVERNANCE

Executive Sessions of Non-Management Directors

Executive sessions of non-management Directors without management present are held regularly by the Board of Directors and its Committees to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. In 2007, the non-management Directors met in executive session without management one time. Our Board of Directors has designated Mr. Krongard, our Non-Executive Chairman and Chairman of the Corporate Governance Committee, as the presiding Director of executive sessions of the non-management Directors of the Board of Directors.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in monitoring the effectiveness of decision-making, both at the Board of Directors and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

•	the responsibilities of the Board of Directors;

•	the composition of the Board of Directors, including the requirement that two-thirds of the Directors are independent as defined by the NYSE Listing Standards;

•	Director duties, tenure, retirement and succession;

•	conduct of Board of Directors and Committee meetings; and

•	the selection and evaluation of the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Corporate Governance Guidelines is available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Code of Business Conduct and Ethics for Directors

We are committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board of Directors promotes ethical behavior and has adopted a Code of Business Conduct and Ethics for Directors (the “Directors Code”) that is applicable to all of our Directors. The Directors Code provides, among other things:

•	guidelines for Directors with respect to what constitutes a conflict of interest between a Director’s private interests and interests of PHH;

•	a set of standards that must be followed whenever we contemplate a business relationship between us and a Director;

•	restrictions on competition between our Directors and PHH and the use of our confidential information by Directors for their personal benefit; and

•	disciplinary measures for violations of the Directors Code and any other applicable rules and regulations.

The Directors Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Directors Code, or waivers of the provisions thereof, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Directors Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1- 856-917-1PHH).

Code of Conduct for Employees and Officers

Our Board of Directors has also adopted a Code of Conduct for Employees and Officers (the “Employees and Officers Code”) that is applicable to all of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Employees and Officers Code provides, among other things:

•	guidelines for our officers and employees with respect to ethical handling of conflicts of interest, including examples of the most common types of conflicts of interest that should be avoided (e.g., receipt of improper personal benefits from us, having an ownership interest in other businesses that may compromise an officer’s loyalty to us, obtaining outside employment with a competitor of ours, etc.);

•	a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all accounting records must be duly preserved and must accurately reflect our assets and liabilities;

•	a requirement to comply with all applicable laws, rules and regulations;

•	guidance promoting prompt internal communication of any suspected violations of the Employees and Officers Code to the appropriate person or persons identified in the Employees and Officers Code; and

•	disciplinary measures for violations of the Employees and Officers Code and any other applicable rules and regulations.

The Employees and Officers Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Employees and Officers Code, or waivers of the provisions thereof for any of our executive officers, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Employees and Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Nomination Process and Qualifications for Director Nominees

The Board of Directors has established certain procedures and criteria for the selection of nominees for election to our Board of Directors. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board’s criteria for selecting new Directors. The committee considers criteria such as diversity, age, skills and experience so as to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of Corporate Governance Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board of Directors as a Director nominee, recommending Director nominees to the Board of Directors for submission for a shareholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors, reviewing the suitability for continued service as a Director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a Director should be re-nominated to the Board or continue as a Director.

Our by-laws provide the procedure for stockholders to make Director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our by-laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board of Directors either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH):

•	in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

•	in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made, whichever first occurs.

The stockholder’s notice to our Corporate Secretary must be in writing and set forth (i) as to each person whom the stockholder proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder and (ii) as to the stockholder giving the notice:

•	the name and address of the stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made;

•	the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder and beneficial owner;

•	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice; and

•	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Director if elected.

Communication with Non-Management Directors

In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any Director, the non-management Directors as a group or the Board of Directors shall be forwarded to the attention of the Chairman of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our company, (ii) are commercial solicitations which are not relevant to the Board’s responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chairman of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chairman of the Corporate Governance Committee for review and dissemination.

EXECUTIVE OFFICERS

Our executive officers are set forth in the table below. All executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Age	Position(s)

Terence W. Edwards	52	Director; President and Chief Executive Officer; President and Chief Executive Officer — PHH Mortgage
Clair M. Raubenstine	66	Executive Vice President and Chief Financial Officer
George J. Kilroy	60	Director; President and Chief Executive Officer — PHH Arval
Mark R. Danahy	48	Senior Vice President and Chief Financial Officer — PHH Mortgage
William F. Brown	50	Senior Vice President, General Counsel and Corporate Secretary Senior Vice President, General Counsel and Secretary — PHH Mortgage
Mark E. Johnson	48	Vice President and Treasurer
Michael D. Orner	40	Vice President and Controller

Clair M. Raubenstine serves as our Executive Vice President and Chief Financial Officer, a position he has held since February 2006. From October 1998 through June 2002, Mr. Raubenstine served as a national independence consulting partner with PricewaterhouseCoopers. He also previously served as an Accounting, Auditing and SEC consulting partner and as an assurance and business advisory services partner to various public and private companies. Mr. Raubenstine’s career at PricewaterhouseCoopers spanned 39 years until his retirement in June 2002. From July 2002 through February 2006, Mr. Raubenstine provided accounting and financial advisory services to various charitable and educational organizations.

Mark R. Danahy serves as Senior Vice President and Chief Financial Officer of PHH Mortgage, a position he has held since April 2001. Mr. Danahy is responsible for directing the mortgage accounting and financial planning teams, which include financial reporting, asset valuation and capital markets accounting, planning and forecasting. Mr. Danahy joined Cendant Mortgage in December 2000 as Controller. From 1999 to 2000, Mr. Danahy served as Senior Vice President, Capital Market Operations for GE Capital Market Services, Inc.

William F. Brown serves as our Senior Vice President, General Counsel and Corporate Secretary, a position he has held since February 2005 and Senior Vice President, General Counsel and Secretary of PHH Mortgage. Mr. Brown has served as Senior Vice President and General Counsel of Cendant Mortgage, now PHH Mortgage, since June 1999 and oversees its legal, contract, licensing and regulatory compliance functions. From June 1997 to

June 1999, Mr. Brown served as Vice President and General Counsel of Cendant Mortgage. From January 1995 to June 1997, Mr. Brown served as Counsel in the PHH Corporate Legal Department.

Mark E. Johnson serves as our Vice President and Treasurer, a position he has held since February 2005. Prior to the Spin-Off, Mr. Johnson served as Vice President, Secondary Marketing of Cendant Mortgage since May 2003 and was responsible for various funding initiatives and financial management of certain subsidiary operations. From May 1997 to May 2003, Mr. Johnson served as Assistant Treasurer of Cendant, where he had a range of responsibilities including banking and rating agency relations and management of unsecured funding and securitization.

Michael D. Orner serves as our Vice President and Controller, a position he has held since March 2005. Prior to joining us, Mr. Orner was employed by Millennium Chemicals, Inc. as Corporate Controller from January 2003 through March 2005 and Director of Accounting and Financial Reporting from December 1999 through December 2002. Prior to joining Millennium Chemicals, Inc., Mr. Orner served as a Senior Manager, Audit and Business Advisory Services for PricewaterhouseCoopers, where he was employed from September 1989 through November 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding Common Stock, as of March 31, 2008, by those persons who are known to us to be beneficial owners of 5% or more of our Common Stock, by each of our Directors, by each of our Named Executive Officers (as defined on page 29) and by our Directors and Executive Officers as a group.

	Shares	Percent of
	Beneficially	Common Stock
Name	Owned(1)	Outstanding(2)

Principal Stockholders:
Pennant Capital Management, LLC(3)	5,395,941	9.97%
40 Main Street Chatham, NJ 07928
Hotchkis and Wiley Capital Management, LLC(4)	4,271,000	7.89%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Luxor Capital Partners, LP(5)	4,208,634	7.77%
767 Fifth Avenue, 19th Floor New York, NY 10153
Dimensional Fund Advisors Inc.(6)	3,621,395	6.69%
1299 Ocean Avenue Santa Monica, CA 90401
Appaloosa Management L.P.(7)	2,716,800	5.02%
26 Main Street Chatham, NJ 07928
Directors and Named Executive Officers:
Terence W. Edwards(8)	399,973	*
Clair M. Raubenstine	—	—
George J. Kilroy(9)	34,372	*
Mark R. Danahy(10)	96,833	*
William F. Brown(11)	80,559	*
James W. Brinkley(12)	11,928	*
A.B. Krongard(13)	23,087	*
Ann D. Logan(14)	11,720	*
Jonathan D. Mariner(15)	11,487	*
Francis J. Van Kirk(16)	9,797	*
All Directors and Executive Officers as a Group (12 persons)	679,756	1.26%

*	Represents less than one percent.

(1)	Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our Common Stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our Common Stock beneficially owned include direct and indirect ownership of shares, stock options and restricted stock units granted to executive officers and director restricted stock units granted to our directors which are vested or are expected to vest within 60 days of March 31, 2008. Unless otherwise indicated in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)	Based upon 54,136,732 shares of our Common Stock outstanding as of March 31, 2008. Shares which vest or are expected to vest within 60 days of March 31, 2008 are deemed outstanding for the purpose of computing the percentage ownership for the named stockholder.

(3)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Pennant Capital Management, LLC on behalf of itself and its affiliates on February 14, 2008.

(4)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G filed with the SEC by Hotchkis and Wiley Capital Management, LLC on behalf of itself and its affiliates on February 14, 2008.

(5)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G/A filed with the SEC by Luxor Capital Partners, LP on behalf of itself and its affiliates on February 14, 2008.

(6)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors Inc. on behalf of itself and its affiliates on February 6, 2008.

(7)	Reflects beneficial ownership of shares of our Common Stock as reported in a Schedule 13F filed with the SEC by Appaloosa Management L.P. on behalf of itself and its affiliates on February 14, 2008.

(8)	Represents 27,044 shares of our Common Stock directly held by Mr. Edwards 5,908 2004 Conversion RSUs scheduled to vest on April 27, 2008 and exercisable options to purchase 367,021 shares of our Common Stock.

(9)	Represents 24,360 shares of our Common Stock directly held by Mr. Kilroy, 635 shares of our Common Stock held in his 401(k) account 5,908 2004 Conversion RSUs scheduled to vest on April 27, 2008 and exercisable options to purchase 3,468 shares of our Common Stock.

(10)	Represents 14,027 shares of our Common Stock directly held by Mr. Danahy 3,250 2004 Conversion RSUs scheduled to vest on April 27, 2008 and exercisable options to purchase 79,556 shares of our Common Stock.

(11)	Represents 10,795 shares of our Common Stock directly held by Mr. Brown 2,068 2004 Conversion RSUs scheduled to vest on April 27, 2008 and exercisable options to purchase 67,696 shares of our Common Stock.

(12)	Represents 11,678 Director RSUs and 250 shares of our Common Stock held by Brinkley Investments, LLC, a partnership among Mr. Brinkley, his wife and his children.

(13)	Represents Director RSUs.

(14)	Represents Director RSUs.

(15)	Represents Director RSUs.

(16)	Represents Director RSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, Directors and greater than ten percent beneficial owners are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based on our review of the copies of such forms we have received and written representations from such reporting persons that no Forms 5 were required, we believe that all of our executive officers, Directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

On March 15, 2007, we entered into a definitive agreement (the “Merger Agreement”) with General Electric Capital Corporation (“GE”) and its wholly owned subsidiary, Jade Merger Sub, Inc. (“Jade”) to be acquired (the “Merger”). In conjunction with the Merger, GE entered into an agreement (the “Mortgage Sale Agreement”) to sell our mortgage operations (the “Mortgage Sale”) to Pearl Acquisition 2 L.L.C., an affiliate of The Blackstone Group (“Blackstone”), a global investment and advisory firm. During 2007, compensation decisions did not include a detailed evaluation of the compensation structure due to the fact that the Merger was pending and the Merger Agreement contained customary restrictions on changing the compensation of the Named Executive Officers. The Compensation Committee focused on severance and retention matters and did not undertake certain of its annual compensation actions, such as granting equity awards, in anticipation of the closing of the Merger on or before December 31, 2007. The Merger ultimately was terminated on January 1, 2008 pursuant to the terms of the Merger Agreement.

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Board of Directors is comprised of three independent, non-executive Directors — Messrs. Brinkley (Chair) and Krongard and Ms. Logan — and is responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of our Named Executive Officers as listed in the “— Summary Compensation Table” below. The Board of Directors has adopted a Compensation Committee Charter which sets forth the purpose, composition, authority and responsibilities of the Compensation Committee. The Compensation Committee reviews and determines the base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, including our President and Chief Executive Officer, and evaluates our compensation policies. The Compensation Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations.

Executive Compensation Objectives

The primary objective of our executive compensation policies is to attract, retain and motivate qualified executive officers to manage our business in order to maximize stockholder value. Our executive compensation policies are intended to facilitate the achievement of our short-term and long-term business strategies through aligning compensation with performance by:

▪	providing base salaries and other compensation that are competitive and designed to attract and retain executive talent;

▪	rewarding executive performance through variable, at-risk compensation that is dependant upon meeting specified performance targets; and

▪	aligning the interests of our executive officers with the interests of our stockholders by providing equity-based compensation as a component of total compensation.

The Compensation Committee is responsible for reviewing and approving the compensation for our Named Executive Officers and stock equity awards for all employees. The Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining each Named Executive Officer’s total compensation or the allocation of compensation among the various components of compensation described below. Moreover, we do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation. Rather, the Compensation Committee exercises its business judgment in determining total compensation based upon the following criteria

•	our long-term strategic objectives, financial and other performance criteria and individual performance goals;

•	the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

•	the overall economic environment and industry conditions

•	unique circumstances impacting us and our executive officers, such as the Merger; and

•	the recommendations of executive compensation consultants.

Based upon its analysis of these criteria, the Compensation Committee determines each component of executive compensation (as discussed below) for the Named Executive Officers taking into consideration the total compensation relative to the median for the Peer Group (as defined in “— Benchmarking” below). Compensation decisions in 2007 did not include a detailed evaluation of the compensation structure due to the fact that the Merger was pending and the Merger Agreement contained customary restrictions on changing the compensation of the Named Executive Officers.

Role of Management in Executive Compensation Decisions

Generally, our Chief Executive Officer makes recommendations to the Compensation Committee as it relates to the compensation of the other executive officers. In addition, our executive officers, including our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of Human Resources, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be made on the initiative of the Chief Executive Officer, the executive officers or upon the request of the Compensation Committee.

Executive Compensation Consultants

The Compensation Committee retained Mercer Human Resource Consulting, Inc. (“Mercer”) during 2007 to assist it with the evaluation of executive compensation. Mercer analyzed and provided comparative executive compensation data and compensation program proposals for the Compensation Committee’s consideration in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our compensation policies. Upon the Compensation Committee’s prior approval, Mercer also provided human resource consulting services to management from time to time during 2007. The Compensation Committee does not believe that these other services compromised Mercer’s ability to provide the Compensation Committee with an independent perspective on executive compensation. See “— Executive Compensation Decisions during 2007 and 2008” below for more information regarding the appointment of compensation consultants for 2008.

Benchmarking

During 2007, the Compensation Committee did not undertake any benchmarking given the announcement of the Merger. During 2006, to ensure that we are competitive in attracting and retaining executive talent, we benchmarked our executive compensation against a peer group consisting of 14 companies in similar businesses, including mortgage, leasing and financial services companies, and/or of similar size based on total sales and total assets (the “Peer Group”). The Peer Group consisted of the following companies:

• AMERCO	• Fiserv, Inc.	• Radian Group, Inc.
• American Home Mortgage	• GATX Corp.	• Rent-A-Center, Inc.
• Investment Corp.	• Golden West Financial Corp.	• Ryder System, Inc.
• Astoria Financial Corporation	• IndyMac Bancorp, Inc.	• Sovereign Bancorp, Inc.
• CIT Group Inc.	• MGIC Investment Corp.	• Westcorp, Inc.

Mercer provided the Compensation Committee with executive compensation information for the Peer Group as well as survey data from multiple national compensation surveys (the “Survey Data”) in order to assist in the compensation evaluation due to the unique nature of our business segments and the lack of peer companies with a similar business segment mix for comparison. During 2006, the Compensation Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels for the Peer Group and Survey Data, including the median and percentile ranges for each compensation component, for comparison with that of our Named Executive Officers. The Compensation Committee determined that total executive compensation for the Named Executive Officers should be targeted at or slightly above the median of the compensation of the Peer Group in order to be competitive with the compensation structure of the Peer Group and to attract and retain executive talent. These targets may be adjusted based upon the specific responsibilities, experience and performance of each Named Executive Officer as well as other factors in the Compensation Committee’s discretion.

Components of Executive Compensation

The primary components of the executive compensation arrangements for our Named Executive Officers are base salaries, variable compensation programs and long-term incentive awards.

Base Salaries.  The Compensation Committee is responsible for determining the base salary of our Chief Executive Officer and other Named Executive Officers, which includes the review and approval of annual adjustments to their base compensation. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive’s position in order to attract and retain executive talent. The Compensation Committee determines salary levels based upon competitive compensation levels for companies in the Peer Group and Survey Data as well as consideration of the nature of the executive officer’s position and the contribution, achievement, experience and tenure of the executive officer. Mr. Edwards has served as our President and Chief Executive Officer since the Spin-Off and prior to that was the President and Chief Executive Officer of PHH Mortgage from February 1996 until the Spin-Off. In August 2005, Mr. Edwards resumed his role as President and Chief Executive Officer of PHH Mortgage in addition to his corporate role. Each of our other Named Executive Officers, except for Mr. Raubenstine, has been in their current position since the Spin-Off. Mr. Raubenstine was appointed to serve as our Executive Vice President and Chief Financial Officer on February 23, 2006. Pursuant to the terms of Mr. Raubenstine’s employment with us, he receives a greater percentage of his total compensation as base salary and is not eligible to participate in the annual management incentive plans. See “Executive Officers” above for more information regarding positions held by each Named Executive Officer in the past five years.

During 2007, the Compensation Committee did not undertake a detailed evaluation of the compensation structure of our Named Executive Officers due to the announcement of the Merger and certain restrictions upon compensation matters for the Named Executive Officers pursuant to the Merger Agreement. The Compensation Committee made no changes to the base salaries for the Named Executive Officers for 2007. The following table sets forth the annual base salaries for the Named Executive Officers for 2007.

		Annual Base
Name	Title	Salary for 2007

Terence W. Edwards	President and Chief Executive Officer; President and Chief	$564,635
	Executive Officer — PHH Mortgage
Clair M. Raubenstine	Executive Vice President and Chief Financial Officer	1,000,000
George J. Kilroy	President and Chief Executive Officer — PHH Arval	450,000
Mark R. Danahy	Senior Vice President and Chief Financial Officer — PHH Mortgage	325,000
William F. Brown	Senior Vice President, General Counsel and Corporate Secretary; Senior Vice President, General Counsel and Secretary — PHH Mortgage	300,000

Variable Compensation Programs.  Our Named Executive Officers may receive additional cash compensation through participation in our annual management incentive plans for PHH, PHH Mortgage and PHH Arval (“MIPs”) that are designed to motivate eligible recipients to achieve our short-term objectives. Generally, each executive officer, except for Mr. Raubenstine, is eligible to receive an annual cash incentive payout calculated as a percentage of the executive officer’s base salary and based upon the achievement of performance targets related to consolidated results, operating segment results, individual executive officer performance and/or other performance targets established by the Compensation Committee in its discretion. The payout target increases as a percentage of base salary with the executive officer’s duties and responsibilities in order to tie a greater percentage of the executive officer’s compensation to the achievement of our annual performance objectives.

The Compensation Committee generally sets the performance targets under the MIPs at levels which are considered to be challenging based on historical performance, industry and market conditions and adjusts such targets each year to coincide with our overall strategy, financial performance targets and other factors. Since the Spin-Off, the Compensation Committee has established the performance targets for the Named Executive Officers and all MIP eligible employees based on the pre-tax income after minority interest for PHH, PHH Mortgage and/or PHH Arval. Our performance targets are intended to be attainable if our management team provides a strong performance and we have what we consider to be a successful year. For the four years prior to 2007, the performance targets established for the PHH Mortgage MIPs were exceeded in 2003 and 2005 and not achieved in 2004 and 2006, and the performance targets established for the PHH Arval MIPs were met in 2003 and exceeded in 2004, 2005 and 2006. For the two years since the Spin-Off and prior to 2007, the performance targets for the two PHH MIPs were exceeded in 2005 and not achieved in 2006.

In consultation with management and Mercer, the Compensation Committee approved the 2007 PHH Arval Management Incentive Plan (the “2007 Fleet MIP”) and the 2007 PHH Mortgage Management Incentive Plan (the “2007 Mortgage MIP”) (together, the “2007 MIPs”) and established performance targets for certain of the Named Executive Officers based on the pre-tax income after minority interest for the year ended December 31, 2007 for PHH Arval and PHH Mortgage, respectively. Due to the announcement of the Merger, which was expected to close on or before December 31, 2007, the Compensation Committee did not approve a MIP for PHH. See “— Executive Compensation Decisions in 2007 and 2008” below for more information. Pursuant to the terms of the 2007 MIPs, in the event that the performance targets were achieved or exceeded, the participating Named Executive Officer would receive a cash payment in an amount equal to the Named Executive Officer’s base salary multiplied by the target payout percentage multiplied by the percentage by which the performance target for such plan was met or exceeded. The minimum payout is 100% of the target payout and the maximum payout is 125% of the target payout although the performance targets must be exceeded by more than 10% for a payout above the target payout level to occur. From 110% to 125% of the performance target, the payout is proportionate to the percentage by which the performance target is exceeded.

In 2006, the Compensation Committee reviewed the roles and responsibilities of each Named Executive Officer and the Peer Group and Survey Data (see “— Benchmarking” above) in evaluating the percentage of base salary for target payouts to the Named Executive Officers under the MIPs. The Compensation Committee also evaluated the target payout levels for the Named Executive Officers with the median target levels for comparable executives in the Peer Group. During 2007, the Compensation Committee did not make any adjustments to the target payouts for the Named Executive Officers from the levels established in 2006. The table below sets forth the target payout as a percentage of base salary for each of the Named Executive Officers when eligible to participate in a MIP.

Target
Payout as
Percentage
of Base
Name	Salary

Terence W. Edwards	100%
George J. Kilroy	100%
Mark R. Danahy	75%
William F. Brown	50%

The Compensation Committee determined that Mr. Kilroy would participate in the 2007 Fleet MIP and Mr. Danahy would participate in the 2007 Mortgage MIP. Messrs. Edwards, Raubenstine and Brown did not participate in either of the 2007 MIPs. See “— Grants of Plan-Based Awards for 2007” for additional information regarding the target payout amounts under the 2007 MIPs for Messrs. Kilroy and Danahy.

In 2008, the Compensation Committee reviewed the 2007 pre-tax income after minority interest for PHH Mortgage and PHH Arval and determined that the performance targets under the 2007 Mortgage MIP had not been achieved and the performance targets under the 2007 PHH Arval were exceeded. As a result, Mr. Danahy did not receive any payout under the 2007 Mortgage MIP, and Mr. Kilroy received a payout of $521,550 under the 2007 Fleet MIP.

Long-Term Incentive Awards.  The Compensation Committee administers our 2005 Equity and Incentive Plan, which provides for equity awards, including restricted stock units (“PHH RSUs”) and options to purchase our Common Stock (“Stock Options”). The Compensation Committee considers equity awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Compensation Committee upon consultation with management and the committee’s compensation consultant. In June 2005, the Compensation Committee granted an annual award of PHH RSUs and Stock Options to our Named Executive Officers, which vest beginning on the fourth anniversary of the grant date, with the opportunity to accelerate the vesting of 25% of the total award for each year prior to the fourth anniversary of the grant date based on the achievement of performance targets established by the Compensation Committee. The Compensation Committee made these awards in PHH RSUs for Messrs. Danahy and Brown. These awards were split equally between PHH RSUs and Stock Options for Messrs. Edwards and Kilroy in order to further tie their compensation to the creation of stockholder value. The Compensation Committee establishes these performance targets annually for these awards and certain other equity awards with performance-based vesting converted from Cendant awards at the time of the Spin-Off. The performance targets for these awards were determined generally in the same manner as those for the annual MIPs and were based on our 2007 pre-tax income after minority interest. See “— Variable Compensation Programs” above for additional information regarding establishing the performance targets and the difficulty in attaining such targets. In 2008, the Compensation Committee reviewed our 2007 pre-tax income after minority interest and determined that the performance targets for PHH had not been met.

During 2007, the Compensation Committee did not make any equity awards under the 2005 Equity and Incentive Plan due to (i) the announcement of the Merger which was expected to close on or before December 31, 2007 and (ii) the delay in the filing of our financial statements with the SEC, which resulted in our Registration Statement on Form S-8 for our 2005 Equity and Incentive Plan (the “Form S-8”) not being effective until we became a current filer with the SEC on June 28, 2007. See “— Executive Compensation Decisions in 2007 and 2008” below for more information.

Executive Compensation Decisions in 2007 and 2008

During 2007, the Compensation Committee, in consultation with management and Mercer, considered the impact of the Merger on certain executive officers and the need to retain those executive officers through the effective time of the Merger. In June 2007, based on these considerations, in lieu of the adoption of a PHH MIP for 2007, the Compensation Committee approved a form of retention agreement (the “Retention Agreement”) in order to create an incentive for certain of our executive officers to remain employed with us through the earlier of the effective time of the Merger or December 31, 2007. The amount of the retention bonus equaled the executive officer’s target payout under a MIP expressed as a percentage of base salary, but would be pro-rated if the effective time of the Merger was prior to December 31, 2007. If a Termination Event (as defined below) occurred prior to the effective time of the Merger, the executive officer covered by a Retention Agreement would also receive the retention bonus. On June 13, 2007, we entered into a Retention Agreement with Mr. Brown to provide him with a retention bonus of $150,000, equal to 50% of his base salary, subject to pro-ration as described above. The full retention bonus for Mr. Brown was earned on December 31, 2007 and paid in 2008.

The Compensation Committee also approved severance arrangements for certain executive officers as permitted under the Merger Agreement, including the form of severance agreement (the “2007 Severance Agreement”), which provided post-termination payments of severance to the executive officer in the event that one of the following termination events occurred on or prior to the first anniversary of the effective time of the Merger: (i) the involuntary termination of employment other than for “cause” or “disability” (as such terms are defined in the 2007 Severance Agreement) or (ii) the voluntary termination of employment as a result of (a) a change in the required location of the executive officer’s employment in excess of 20 miles, (b) the material diminution of the executive officer’s duties and responsibilities as of the date of the applicable 2007 Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in the executive officer’s base salary or a material reduction in compensation opportunity as of the date of the applicable 2007 Severance Agreement. The amount of the post-termination payment for each Named Executive Officer entering into a Severance Agreement was equal to two times the sum of the Named Executive Officer’s base salary and target payout amount under the MIPs. On June 13, 2007, we entered into 2007 Severance Agreements with Messrs. Kilroy and Brown to provide such severance benefits. In the event of one of the foregoing termination events occurring on or prior to the first anniversary of the effective time of the Merger, Messrs. Kilroy and Brown would receive $1,800,000 and $900,000, respectively, in a lump sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates.

In August 2007, the Compensation Committee also reviewed and approved the deferral of shares to be issued to the Named Executive Officers to satisfy the conversion of PHH RSUs earned during 2006 and 2007, which could not be issued during the Blackout Period until the earlier of the closing of the Merger or the expiration of the Blackout Period. These PHH RSUs were issued on January 8, 2008. In addition, upon consideration of the impact of the ineffectiveness of the Form S-8 from March 2006 through June 2007 and the additional restrictions on executive officers to convert Stock Options during the pendency of the Merger, the Compensation Committee amended the award agreements to extend the expiration date for Stock Options converted from Cendant awards at the time of the Spin-Off for certain executive officers, including Mr. Brown, that were scheduled to expire in 2007. The Compensation Committee determined that it was appropriate to extend the expiration date for these Stock Options until the earlier of the closing of the Merger or 30 days after the date the exercise of such Stock Options would not violate any applicable federal, state or local law. Following the termination of the Merger, these Stock Options expired in the first quarter of 2008.

During the fourth quarter of 2007, the Compensation Committee, in consultation with management and Mercer, began evaluating potential equity awards to executive officers and other employees in the event that the Merger was not consummated. The Compensation Committee reviewed the Company’s equity awards since the Spin-Off, noting that no equity awards had been granted to employees since 2005 and that certain employees had been precluded from realizing the value of previously issued equity awards due to the Blackout Period and Merger. In light of these considerations, the Compensation Committee discussed increasing the size of the awards in order to address the lack of equity awards in 2006 and 2007 and to reenergize and retain employees in the event the Merger was not consummated. Following the termination of the Merger, on January 10, 2008, the Compensation Committee, in consultation with management and Mercer, approved the award of PHH RSUs to employees eligible to participate in the 2005 Equity and Incentive Plan, including the Named Executive Officers (the “2008 RSU Awards”). The 2008 RSU Awards vest annually in two equal installments beginning on January 10, 2012, subject to potential accelerated vesting of the total award in up to one-third increments upon the achievement of financial performance targets to be set by the Compensation Committee for each of the fiscal years 2008, 2009 and 2010. The following table sets forth the 2008 RSU Awards to the Named Executive Officers.

2008 RSU Awards

		Number of
		Securities
		Underlying RSU	Grant Date Fair
Named Executive Officer	Grant Date	Awards	Value of RSU Awards(1)

Terence W. Edwards	1/10/2008	46,458	$800,007
Clair M. Raubenstine	1/10/2008	14,518	250,000
George J. Kilroy	1/10/2008	37,021	637,502
Mark R. Danahy	1/10/2008	26,132	449,993
William F. Brown	1/10/2008	26,132	449,993

(1)	The 2008 RSU Awards vest annually in two equal installments beginning on January 10, 2012, subject to potential accelerated vesting of the total award in up to one-third increments upon the achievement of financial performance targets for each of the fiscal years 2008, 2009 and 2010.

In January 2008, the Compensation Committee determined that the Merger had a significant impact on our ability to achieve the 2007 performance targets for certain outstanding PHH RSUs and Stock Option awards to employees. The Compensation Committee noted that of the equity awards subject to annual performance targets, certain awards made on February 1, 2005 in connection with the Spin-Off to convert existing awards of stock options and restricted stock units of Cendant common stock granted in 2004 (the “2004 Conversion RSUs” and together with the stock options, the “2004 Conversion Awards”) were the only outstanding equity awards that would be forfeited in the event the annual performance targets for 2007 were not achieved. Certain other equity awards were subject to accelerated vesting in the event that we achieved performance targets for a fiscal year. See Footnote 3 of “Outstanding Equity Awards at Fiscal Year-End for 2007” for more information regarding the 2004 Conversion RSUs. As a result of its consideration of the impact of the Merger and the recommendation of management and discussions with Mercer, the Compensation Committee amended the 2004 Conversion Awards for all recipients, including 2004 Conversion RSUs for Messrs. Edwards, Kilroy, Danahy and Brown, which will result in the vesting of 12.5% of the 2004 Conversion Awards as if the Company had achieved 100% of the performance targets for fiscal year 2007, provided that they remain employed with us through the vesting date. As a result of this amendment, Messrs. Edwards, Kilroy, Danahy and Brown will receive 5,908, 5,908, 3,250 and 2,068 shares on the vesting date of April 27, 2008. The remaining 2004 Conversion RSUs held by these Named Executive Officers will be forfeited on April 27, 2008, unless there is a change in control transaction or the death or disability of the Named Executive Officer on or prior to such vesting date.

In January 2008, the Compensation Committee approved (i) the amendment and restatement of the 2007 Severance Agreement (the “Restated Severance Agreement”) for certain executive officers and (ii) the execution of new severance agreements (the “New Severance Agreement,” together with the Restated Severance Agreement, the “Severance Agreements”) for certain other executive officers. The Severance Agreements provide post-termination payments of severance to the executive officer in the event that one of the following termination events (the “Termination Events”) occurs on or at any time prior to the first anniversary of a change in control (as such term is defined in the Severance Agreements) of the Company occurring on or before December 31, 2009: (i) the involuntary termination of employment other than for “cause” or “disability” (as such terms are defined in the Severance Agreements) or (ii) the voluntary termination of employment as a result of (a) a change in the required location of the executive officer’s employment in excess of 50 miles, (b) the material diminution of the executive officer’s duties and responsibilities as of the date of the applicable Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in the executive officer’s base salary or a material reduction in compensation opportunity as of the date of the applicable Severance Agreement. The amount of the post-termination payment for each Named Executive Officer entering into a Severance Agreement was equal to two times the sum of the Named Executive Officer’s base salary and target payout amount under the MIPs. On January 14, 2008, we entered into Restated Severance Agreements with Messrs. Kilroy and Brown and a New Severance Agreement with Mr. Danahy. In the event of a Termination Event occurring on or prior to the first anniversary of a change in control of the Company, Messrs. Kilroy, Danahy and Brown would receive $1,800,000, $1,137,500 and $900,000, respectively, in a lump sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates.

In February 2008, following a change in personnel at Mercer, the Compensation Committee undertook an evaluation of several executive compensation consultants. Following this evaluation, in February 2008, the Compensation Committee retained PricewaterhouseCoopers LLP (“PwC”) to assist it with the evaluation of executive compensation and serve as the executive compensation consultant in 2008.

In March 2008, the Compensation Committee approved the performance targets for the PHH Corporation 2008 Management Incentive Plan (the “2008 PHH MIP”), PHH Mortgage 2008 Management Incentive Plan (the “2008 Mortgage MIP”) and PHH Arval 2008 Management Incentive Plan (the “2008 Fleet MIP”, and collectively, the “2008 MIPs”). The performance targets for the 2008 Mortgage MIP and the 2008 Fleet MIP are based on the attainment of certain pre-tax income after minority interest targets for the year ending December 31, 2008 for PHH Mortgage and PHH Arval, respectively. The performance target for the 2008 PHH MIP is based 50% on the attainment of the performance target established for PHH Mortgage and 50% on the attainment of the performance target established for PHH Arval. Messrs. Edwards and Brown are participants in the 2008 PHH MIP with target payout levels equal to 100% and 50% of each of their respective salaries. Mr. Kilroy is a participant in the 2008 Fleet MIP with a target payout equal to 100% of his salary, and Mr. Danahy is a participant in the Mortgage MIP with a target payout equal to 75% of his salary. Consistent with our past practice, the performance targets for 2008 are intended to be attainable if our management team provides a strong performance and we have what we consider to be a successful year. Mr. Raubenstine is not a participant in the 2008 MIPs.

Retirement Benefits

Messrs Edwards, Kilroy and Brown are participants in defined benefit plans that were available to all of our employees prior to the Spin-Off, including the PHH Corporation Pension Plan (the “PHH Pension Plan”) and PHH Corporation Retiree Medical Plan (the “PHH Retiree Medical Plan”) (collectively, the “Retirement Plans”). The benefits payable under these plans have been frozen for the Named Executive Officers and the other plan participants. See “— Pension Benefits for 2007” for more information regarding benefits available to the Named Executive Officers under these plans. In addition, all of our Named Executive Officers participate in the PHH Corporation Employee Savings Plan (the “PHH Savings Plan”) on the same basis as other employees. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions by us of up to six percent of the employee’s compensation contributed to the PHH Savings Plan up to the statutory limit. See “— All Other Compensation Table” in Footnote 7 under “— Summary Compensation Table” for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

Perquisites

We provide a limited number of perquisites to our Named Executive Officers, which the Compensation Committee believes are reasonable and consistent with our overall compensation program for executive officers and necessary to attract and retain executive talent. Our Named Executive Officers generally are provided with or have use of company vehicles, financial planning services and tax reimbursements on the foregoing perquisites. In addition, Messrs. Raubenstine and Kilroy received fuel costs and tax reimbursements thereon for their company vehicles. Due to the nature of his position, Mr. Raubenstine is required to split his time between our New Jersey and Maryland offices. While Mr. Raubenstine lives in the greater Philadelphia area, he spends more than 50% of his time in our Maryland offices and, therefore, is treated as being domiciled in Maryland for tax purposes. As a result, certain of his travel, meals and lodging expenses for performing services for us are not deductible business expenses and are recognized as compensation. Due to the frequent travel to both offices, we also provide Mr. Raubenstine with a car service. We reimburse Mr. Raubenstine for these expenses and provide a tax gross-up so that he incurs no additional taxes as a result of these payments. See “— All Other Compensation Table” in Footnote 7 under “— Summary Compensation Table” for more information regarding perquisites.

Change in Control and Other Severance Arrangements

We maintain severance policies which provide benefits in the event of a termination without cause for executive officers who are not a party to a severance agreement. Following the announcement of the Merger, the Compensation Committee reviewed and approved severance agreements for certain executive officers and employees. As discussed above under “— Executive Compensation Decisions in 2007 and 2008,” in the event of their involuntary termination other than for “cause” or “disability” or their voluntary termination of employment as a result of relocation, elimination of duties or reduction in compensation on or at any time prior to the first anniversary of a change in control of the Company occurring on or before December 31, 2009, Messrs. Kilroy, Danahy and Brown would receive $1,800,000, $1,137,500 and $900,000, respectively, in a lump sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates. We have not entered into any severance agreements with Messrs. Edwards and Raubenstine.

In addition, all unvested Stock Options granted to each of the Named Executive Officers under our 2005 Equity and Incentive Plan generally will become fully and immediately vested and exercisable, and all PHH RSUs will vest upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan). See “— Potential Payments upon Termination of Employment or Change in Control” below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. The Compensation Committee believes that it is in the best interests of our stockholders to comply with such tax law, while still maintaining the goals of our compensation programs. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee will recommend compensation to executive officers which may exceed the limits of deductibility. In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee of the Board of Directors
James W. Brinkley (Chairman)
A.B. Krongard
Ann D. Logan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board of Directors pursuant to the NYSE Listing Standards. The members of the Compensation Committee are the individuals named as signatories to the report immediately preceding this paragraph. None of the members of the Compensation Committee are our former officers or employees.

SUMMARY COMPENSATION TABLE

The information below sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for the year ended December 31, 2007 (collectively referred to as our “Named Executive Officers”). The form and amount of the compensation paid or to be paid to our Named Executive Officers for the year ended December 31, 2007 was determined by the Compensation Committee of our Board of Directors.

							Change
						Non-	in Pension
						Equity	Value and
						Incentive	Non-	All
						Plan	qualified	Other
Name and				Stock	Option	Compen-	Compen-	Compen-
Principal Position(s)	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	sation(5)	sation(6)	sation(7)	Total

Terence W. Edwards	2007	$564,635	$—	$79,880	$148,091	$—	$2,544	$48,940	$844,090
President and Chief Executive	2006	564,635	—	234,757	210,487	—	13,771	62,485	1,086,135
Officer; President and Chief Executive Officer — PHH Mortgage

Clair M. Raubenstine	2007	1,000,000	36,809	—	—	—	—	91,990	1,128,799
Executive Vice President and	2006	853,846	213,191	—	—	—	—	54,302	1,121,339
Chief Financial Officer

George J. Kilroy	2007	450,000	—	55,833	67,441	521,550	—	27,568	1,122,392
President and Chief Executive	2006	438,461	—	185,793	83,316	267,461	10,236	17,285	1,002,552
Officer — PHH Arval

Mark R. Danahy	2007	325,000	—	55,121	33,258	—	—	40,026	453,405
Senior Vice President and	2006	319,943	—	146,788	33,258	—	—	41,203	541,192
Chief Financial Officer — PHH Mortgage

William F. Brown	2007	300,000	150,000	49,305	149,743	—	—	42,396	691,444
Senior Vice President,	2006	293,846	—	123,188	31,179	—	1,403	42,003	491,619
General Counsel and Corporate Secretary; Senior Vice President, General Counsel and Secretary — PHH Mortgage

(1)	On February 22, 2006, the Compensation Committee increased the annual salary for Messrs. Kilroy, Danahy and Brown to $450,000, $325,000 and $300,000, respectively, effective on February 25, 2006. Mr. Edwards’ annual salary was not changed for 2006. There were no increases in annual salary for the Named Executive Officers in 2007.

(2)	As an inducement to his employment, we agreed to award Mr. Raubenstine shares of our Common Stock equivalent to $250,000. During 2006, our intention was to make this grant in two equal installments: the first when we became current in our filing obligations with the SEC and were permitted to issue shares of our Common Stock from our 2005 Equity and Incentive Plan and the second on the later of February 23, 2007 or the date on which we became a current filer with the SEC. Due to the delay in the filing of our financial statements with the SEC and the announcement of the Merger, this stock award was never granted. In 2007, we and Mr. Raubenstine agreed to satisfy this arrangement through a cash payment of $250,000 which was paid upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2006. The amount in this column reflects the proportion of the total amount of the bonus earned during 2006 and 2007 on a straight-line basis. During 2007, we entered into retention agreements with certain executive officers, including Mr. Brown, which provided for retention payments equal to their MIP target payout level for 2007 payable on the earlier of the closing of the Merger or December 31, 2007. The retention payment was earned as of December 31, 2007 and Mr. Brown received payment of $150,000 in 2008.

(3)	The amounts shown in this column reflect the amount recognized by us (exclusive of the effect of estimated forfeitures) for the year ended December 31, 2007 for financial statement reporting purposes with respect to awards of PHH RSUs to our Named Executive Officers, which awards were made prior to 2006 under the 2005 Equity and Incentive Plan. There were no awards of PHH RSUs to our Named Executive Officers in 2006 or

2007. See “— Outstanding Equity Awards at Fiscal Year-End for 2007” for more information regarding existing awards of PHH RSUs. See also Note 20, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2007 Annual Report for more information.

(4)	The amounts shown in this column reflect the amount recognized by us (exclusive of the effect of estimated forfeitures) for the year ended December 31, 2007 for financial statement reporting purposes with respect to awards of or amendments to Stock Options to our Named Executive Officers, which awards were made prior to 2006 under the 2005 Equity and Incentive Plan. There were no awards of Stock Options to our Named Executive Officers in 2006 or 2007. On August 9, 2007, we extended the expiration date for 19,695 Stock Options awarded to Mr. Brown converted from Cendant stock awards at the Spin-Off that would have expired in 2007. See “— Grants of Plan-Based Awards for 2006” and “— Outstanding Equity Awards at Fiscal Year-End for 2007” for more information regarding existing awards of Stock Options and “— Executive Compensation Decisions in 2007 and 2008” for more information regarding the amendment to Mr. Brown’s Stock Options. See also Note 20, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2007 Annual Report for more information.

(5)	For 2007, Messrs. Kilroy and Danahy were participants in the 2007 Fleet MIP and 2007 Mortgage MIP, respectively. Each plan provided for cash payments based upon the achievement of certain performance targets established by our Compensation Committee. In 2007, the performance targets for the 2007 Fleet MIP and 2007 Mortgage MIP were based on the pre-tax income after minority interest for PHH Arval and PHH Mortgage, respectively. See “— Grants of Plan-Based Awards for 2007” for more information regarding the payout levels. Based on the results of PHH Arval and PHH Mortgage for 2007, the Compensation Committee determined that the performance targets for the 2007 Mortgage MIP were not achieved and the performance targets for the 2007 Fleet MIP were exceeded. As a result, Mr. Danahy did not receive non-equity incentive compensation under the 2007 Mortgage MIP, and Mr. Kilroy received payment under the 2007 Fleet MIP in the amount of $521,550. As a result of the announcement of the Merger with GE and Blackstone, the Compensation Committee did not approve a MIP for PHH for 2007, and Messrs. Edwards, Raubenstine and Brown did not participate in any MIPs for 2007. See “— Components of Executive Compensation — Variable Compensation Programs” above for more information.

(6)	The amounts in this column reflect the aggregate change in the actuarial present value of the accumulated benefit under the PHH Pension Plan and PHH Retiree Medical Plan from December 31, 2006 to December 31, 2007 for each participating Named Executive Officer. Mr. Edwards is a participant in both the PHH Pension Plan and the PHH Retiree Medical Plan; Messrs. Kilroy and Brown are participants in the PHH Pension Plan, and Messrs. Raubenstine and Danahy are not participants in either plan. Each of these plans was frozen and the final average compensation and years of service for each Named Executive Officer participating in the PHH Pension Plan is based on the years of service and compensation earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). The aggregate change in the actuarial present value of the accumulated benefit under the PHH Pension Plan from December 31, 2006 to December 31, 2007 was a reduction of $3,577, $1,547 and $3,424 for Messrs. Edwards, Kilroy and Brown, respectively. The aggregate change in the actuarial present value of the accumulated benefit under the PHH Retiree Medical Plan from December 31, 2006 to December 31, 2007 was an increase of $6,121 for Mr. Edwards. The net accumulated change for Mr. Edwards is reflected in this column. Since the aggregate changes are negative, no amounts are included for Messrs. Kilroy and Brown. See “— Pension Benefits for 2007” for additional information regarding the benefits accrued for each of these Named Executive Officers and Note 15, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2007 Annual Report for more information regarding the calculation of our pension costs.

(7)	Amounts included in this column for 2007 are set forth in the following table:

All Other Compensation Table for 2007

	Life and	401(k)			Travel,
	Disability	Matching	Financial	Company	Meals
	Insurance	Contrib-	Planning	Car and	and	Tax
	Coverage	ution	Services	Fuel	Lodging	Gross-Up	Total
	(a)	(b)	(c)	(d)	(e)	(f)

Terence W. Edwards	$3,192	$13,500	$10,420	$11,220	$—	$10,608	$48,940
Clair M. Raubenstine	5,129	13,500	—	10,250	41,233	21,878	91,990
George J. Kilroy	2,550	5,192	—	12,250	—	7,576	27,568
Mark R. Danahy	1,851	13,500	7,300	9,460	—	7,915	40,026
William F. Brown	1,711	13,308	7,820	10,238	—	9,319	42,396

(a)	These amounts include premiums paid for life and long-term disability insurance coverage for the Named Executive Officers pursuant to our benefit plans and are paid for all employees.

(b)	These amounts reflect the matching contribution made by us on behalf of each Named Executive Officer under the PHH Corporation Employee Savings Plan. This matching contribution is available to all of our employees up to the amount of their voluntary contributions to the plan not to exceed the statutory limit, which was $13,500 in 2007.

(c)	These amounts reflect the value of financial planning services which were made available to the Named Executive Officers. We also provided a tax gross-up to our Named Executive Officers for this amount. See Footnote (f) below.

(d)	These amounts include the value of the personal benefit received by each Named Executive Officer for the use of a company car and fuel, which values are based on our costs for such benefits. We also provided a tax gross-up to our Named Executive Officers for this amount. See Footnote (f) below.

(e)	This column reflects the value of hotel accommodations, meals and car service costs to transport Mr. Raubenstine to and from our Maryland and New Jersey offices during 2007 as part of his employment. During 2007, Mr. Raubenstine split his time between our New Jersey and Maryland offices, but spent more than 50% of his time in our Maryland offices. While Mr. Raubenstine lives in the greater Philadelphia area, he was treated as being domiciled in Maryland for tax purposes due to the percentage of time that he worked in our Maryland offices. As a result, his normal travel, meals and lodging expenses for performing services for us in Maryland were not deductible business expenses and were recognized as compensation. We reimbursed Mr. Raubenstine for these expenses and provided a tax gross-up so that he incurred no additional taxes as a result of these payments. See Footnote (f) below.

(f)	This column reflects the tax gross-up amounts paid during 2007 (i) for the financial planning and company car costs for Messrs. Edwards, Danahy and Brown, (ii) for the financial planning, company car and fuel costs for Mr. Kilroy and (iii) for hotel accommodations, meals, car service costs and company car and fuel costs for Mr. Raubenstine.

GRANTS OF PLAN-BASED AWARDS FOR 2007

The following table sets forth the grants of plan-based awards for 2007, including non-equity incentive plan awards under the 2007 Mortgage MIP and 2007 Fleet MIP. There were no equity-based awards made to the Named Executive Officers during 2007.

All Other
					Option		Grant
					Awards:	Exercise or	Date Fair
					Number of	Base Price	Value of
		Estimated Future Payouts Under			Securities	of Option	Stock and
	Grant	Non-Equity Incentive Plan Awards(1)			Underlying	Awards per	Option
Name	Date	Threshold	Target	Maximum	Options	Share	Awards

Terence W. Edwards	N/A	$—	$—	$—	—	$—	$—
Clair M. Raubenstine	—	—	—	—	—	—	—
George J. Kilroy	N/A	—	450,000	562,500	—	—	—
Mark R. Danahy	N/A	—	243,750	304,688	—	—	—
William F. Brown	N/A	—	—	—	—	—	—

(1)	The target payout amount is determined based on a percentage of the annual salary of the Named Executive Officer at the time of grant. The target payout level is 100% of salary for Mr. Kilroy and 75% of salary for Mr. Danahy. The maximum payout is 125% of the target payout although the performance targets must be exceeded by more than 110% for a payout above target. From 110% to 125% of target, the payout is proportionate to the percentage by which the performance target is exceeded. The performance targets for the 2007 Mortgage MIP and 2007 Fleet MIP were based on the pre-tax income after minority interest for PHH Mortgage and PHH Arval, respectively. Messrs. Edwards, Raubenstine and Brown did not participate in the 2007 Mortgage MIP or 2007 Fleet MIP. Mr. Danahy participated in the 2007 Mortgage MIP, and Mr. Kilroy participated in the 2007 Fleet MIP. Payouts under the 2007 MIPs were determined by achievement of the performance targets for 2007 established by the Compensation Committee. Based upon the performance of PHH Mortgage and PHH Arval in 2007, Mr. Danahy did not receive non-equity incentive compensation under the 2007 Mortgage MIP, and Mr. Kilroy received payment under the 2007 Fleet MIP in the amount of $521,550. See Footnote 5 under “— Summary Compensation Table” for information regarding the payouts under the 2007 MIPs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007

The following table sets forth the outstanding equity awards, including PHH RSUs and Stock Options, for each of our Named Executive Officers as of December 31, 2007. All PHH RSUs and Stock Options earned during 2007 pursuant to the vesting terms of existing award agreements are presented in the table. The PHH RSUs earned during 2007 were not converted to shares of our Common Stock until January 8, 2008 following the expiration of the Blackout Period and termination of the Merger. See “— Executive Compensation Decisions in 2007 and 2008” for more information.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan Awards:	Market
		Number of					Number		Number of	Value of
	Number of	Securities					of Shares	Market Value	Unearned	Unearned
	Securities	Underlying					or Units	of Shares or	Shares, units	Shares, Units
	Underlying	Unexercised		Option			of Stock	Units of	or Other	or Other
	Unexercised	Options		Exer-	Option		That Have	Stock That	Rights That	Rights That
	Options	Unexer-		cise	Expiration		Not	Have Not	Have Not	Have Not
Name	Exercisable	cisable		Price	Date		Vested(1)	Vested(2)	Vested(3)	Vested(2)

Terence W. Edwards	183,045	—		$20.22	1/13/2010
	157,364	—		17.43	1/22/2012
	20,355	—		12.48	4/22/2013
	—	49,229	(4)	20.78	3/3/2015
	6,257	18,771	(5)	24.99	6/28/2015				29,540	$521,086
							8,629	$152,216
Clair M. Raubenstine	—	—		—	—		—	—	—	—
George J. Kilroy	—	23,247	(4)	20.78	3/3/2015
	3,468	10,406	(5)	24.99	6/28/2015				29,540	521,086
							4,784	84,390
Mark R. Danahy	43,712	—		18.55	7/17/2011
	35,844	—		17.43	1/22/2012
	—	17,504	(4)	20.78	3/3/2015				16,248	286,615
							7,203	127,061
William F. Brown	19,695	—		20.32	—	(6)
	23,085	—		20.22	1/13/2010
	24,916	—		17.43	1/22/2012
	—	16,410	(4)	20.78	3/3/2015				10,340	182,398
							6,753	119,123

(1)	This column includes awards of PHH RSUs made on June 28, 2005 as part of our annual long-term incentive grant (the “2005 Annual Award RSUs”). The 2005 Annual Award RSUs vest equally in three annual installments beginning on June 28, 2009 subject to continued employment with the potential acceleration of vesting of 25% of the total award in three installments on June 28, 2007, June 28, 2008 and June 28, 2009 upon the achievement of financial performance targets for each of the three fiscal years ending prior to June 28, 2009. We did not achieve our performance target for 2007.

(2)	Calculated using the closing price of our Common Stock on December 31, 2007 ($17.64).

(3)	This column includes 2004 Conversion RSUs. Pursuant to the terms of the award agreement the 2004 Conversion RSUs, either (i) 12.5% or 18.75% of the total award would vest on April 27, 2008 to the extent we achieve either 100% or 150% of the financial performance target for fiscal year 2007, respectively, or (ii) 12.5% of the total award would be forfeited in the event that the performance targets for fiscal year 2007 were not achieved. We did not achieve our performance target for 2007 which would have resulted in the forfeiture of these shares on April 27, 2008. In January 2008, the Compensation Committee amended the 2004 Conversion RSUs for Messrs. Edwards, Kilroy, Danahy and Brown which will result in the vesting of 5,908, 5,908, 3,250 and 2,068 of the 2004 Conversion RSUs as if the Company had achieved 100% of the performance targets for fiscal year 2007. These 2004 Conversion RSUs will vest on April 27, 2008, subject to the continued employment of the Named Executive Officer through that date. See “— Executive Compensation Decisions in 2007 and 2008” below for more information. The remaining unvested portion of the 2004 Conversion RSUs will be forfeited on April 27, 2008, unless there is a change in control transaction or the death or disability of the Named Executive Officer on or prior to such date.

(4)	These Stock Options vest on March 3, 2009 subject to continued employment.

(5)	These Stock Options vest annually in three equal installments beginning on June 28, 2009, subject to continued employment and acceleration of vesting of 25% of the total award in three installments on June 28, 2007, June 28, 2008 and June 28, 2009 upon the achievement of financial performance targets for each of the three fiscal years ending prior to June 28, 2009. We did not achieve our performance target for 2007.

(6)	These Stock Options were due to expire on June 2, 2007. Due to the impact of the ineffectiveness of the Form S-8 from March 2006 through June 2007 and the additional restrictions on executive officers to convert Stock Options during the pendency of the Merger in 2007, the Compensation Committee extended the expiration date for these Stock Options until the earlier of the closing of the Merger or 30 days after the date the exercise of such Stock Options would not violate any applicable federal, state or local law. Following the termination of the Merger, these Stock Options expired in the first quarter 2008. See “— Executive Compensation Decisions in 2007 and 2008” for more information.

OPTION EXERCISES AND STOCK VESTED FOR 2007

The following table sets forth information regarding the number and value of our Common Stock that vested during 2007 for our Named Executive Officers. The shares of our Common Stock listed in the table below were not issued to the Named Executive Officers until January 8, 2008 following the expiration of the Blackout Period and termination of the Merger. There were no Stock Option exercises by the Named Executive Officers during 2007.

	Stock Awards(1)
	Number of	Value
	Shares Acquired	Realized
Name	on Vesting	on Vesting

Terence W. Edwards	9,017	$274,928
Clair M. Raubenstine	—	—
George J. Kilroy	8,015	244,377
Mark R. Danahy	4,508	137,449
William F. Brown	3,607	109,977

(1)	The shares of our Common Stock shown represent the aggregate number of shares for each Named Executive Officer that vested during 2007 pursuant to the terms of the award agreements. Due to the delay in the filing of our financial statements with the SEC, from March 2006 through June 2007 and during the Blackout Period, our Board of Directors determined that issuance of our Common Stock for purposes of converting earned PHH RSUs to shares for our executive officers would be delayed until the earlier of the consummation of the Merger or the expiration of the Blackout Period. For purposes of this table, the value realized on vesting reflects the value of the shares on the vesting date as set forth in the award agreements based on the closing price of our Common Stock on the vesting date. These shares were converted on January 8, 2008.

PENSION BENEFITS FOR 2007

The following table sets forth information relating to the PHH Pension Plan, which is a defined benefit employee pension plan adopted as of the Spin-Off. The PHH Pension Plan is identical in all material respects to the Cendant Corporation Pension Plan (the “Cendant Pension Plan”), under which benefits were frozen for participants including our Named Executive Officers. The PHH Pension Plan assumed all liabilities and obligations owed under the Cendant Pension Plan to Cendant Pension Plan participants who were actively employed by us at the time of the Spin-Off, including Messrs. Edwards, Kilroy and Brown. Certain of our employees, including Messrs. Raubenstine and Danahy, were not participants in the Cendant Pension Plan and are not participants in the PHH Pension Plan.

The benefits under the PHH Pension Plan that are accrued to the participating Named Executive Officers were frozen and such officers may not accrue further benefits under the PHH Pension Plan.

		Number of	Present
		Years of	Value of
		Credited	Accumulated
Name	Plan Name	Service(1)	Benefit(2)

Terence W. Edwards	PHH Corporation Pension Plan	20	$252,195
	PHH Corporation Retiree Medical Plan	20	29,048
Clair M. Raubenstine	N/A	—	—
George J. Kilroy	PHH Corporation Pension Plan	28	773,402
Mark R. Danahy	N/A	—	—
William F. Brown	PHH Corporation Pension Plan	14	101,385

(1)	The number of years of credited service shown in this column is calculated based on the actual years of service with us for each Named Executive Officer through October 31, 1999 (October 31, 2004 for Mr. Kilroy).

(2)	The valuations included in this column have been calculated as of December 31, 2007 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 15, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2007 Annual Report.

No pension benefits were paid to the Named Executive Officers in 2007. Each of the Named Executive Officers, other than Messrs. Raubenstine and Danahy, is eligible to receive a benefit under the PHH Pension Plan based on 2% of their final average cash compensation times their number of years of benefit service (up to a maximum of 30 years) minus 50% of their annualized primary Social Security benefit. For purposes of determining the participating Named Executive Officers’ benefits under the PHH Pension Plan, their final average compensation and years of benefit service was based on compensation and service earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). The participating Named Executive Officers will not accrue any additional benefits under the PHH Pension Plan or under any other defined benefit plan sponsored by us or Cendant after October 31, 1999 (October 31, 2004 for Mr. Kilroy).

NON-QUALIFIED DEFERRED COMPENSATION FOR 2007

The table below sets forth information relating to the PHH Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) established by our Board of Directors in 1994 for specified executive officers at that time. The Deferred Compensation Plan was frozen to further participation in 1997 and Mr. Edwards is the only Named Executive Officer eligible to participate in the plan.

Aggregate
	Earnings in		Aggregate
	Last Fiscal		Balance as of
Name	Year End		Last Fiscal Year

Terence W. Edwards	$27,566	(1)	$564,508
Clair M. Raubenstine	—		—
George J. Kilroy	—		—
Mark R. Danahy	—		—
William F. Brown	—		—

(1)	The amount reported in this column is not included as compensation in “— Summary Compensation Table” because the earnings were not above-market or preferential pursuant to the applicable SEC rules under the Exchange Act.

There were no contributions to, or distributions or withdrawals from, the Deferred Compensation Plan in 2007. The Deferred Compensation Plan is a non-qualified deferred compensation plan pursuant to which participants may elect to defer up to 100% of their annual salary and any awards under a non-equity incentive plan. All deferrals by participants are 100% vested at all times. The Deferred Compensation Plan is unfunded for tax purposes and a bookkeeping account is established for each participant. Amounts deferred are credited with any associated earnings in accordance with hypothetical investment options elected by the participant from the investment options, including mutual funds and other funds, available under the PHH Savings Plan, except for the fund which invests in our Common Stock. Participants are entitled to a distribution under the Deferred Compensation Plan when they cease employment with us for any reason. Distributions may be made in lump sum or in monthly, quarterly or annual installments for up to ten years at the election of the participant.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer who was employed by us on December 31, 2007, pursuant to the terms of any contract, agreement, plan or arrangement that provides for such payments and benefits following, or in connection with, a termination of the Named Executive Officer, including by voluntary termination, involuntary termination not for cause, involuntary termination for cause, retirement, death or disability or a change in control with or without a termination of the Named Executive Officer. For purposes of calculating the amounts in the table, we have assumed that the termination or change in control event took place on December 31, 2007, the last business day of our most recently completed fiscal year, and used the closing price of our Common Stock on such date ($17.64 per share) for purposes of calculating the value of any stock awards in accordance with the SEC rules under the Exchange Act. See the discussion that follows the table for additional information regarding the estimated payments and benefits.

		Involuntary		Change in	Change in
		Termination	Involuntary	Control	Control
Name and Description	Voluntary	Not for	Termination	without	with
of Potential Payments	Termination	Cause	for Cause	Termination	Termination	Death	Disability	Retirement

Terence W. Edwards
Severance	$—	$572,135	$—	$—	$572,135	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	673,301	673,301	673,301	673,301	—
Accelerated Payout of 2007 MIPs	—	—	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—	—	281,243
Deferred Compensation	564,508	564,508	564,508	—	564,508	564,508	564,508	564,508

Total	$564,508	$1,136,643	$564,508	$673,301	$1,809,944	$1,237,809	$1,237,809	$845,751

Clair M. Raubenstine
Severance	$—	$507,500	$—	$—	$507,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	—	—	—	—	—
Accelerated Payout of 2007 MIPs	—	—	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$507,500	$—	$—	$507,500	$—	$—	$—

George J. Kilroy
Severance	$—	$1,800,000	$—	$—	$1,800,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	605,475	605,475	605,475	605,475	—
Accelerated Payout of 2007 MIPs	—	—	—	450,000	450,000	450,000	—	—
Retirement Plans	—	—	—	—	—	—	—	773,402
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$1,800,000	$—	$1,055,475	$2,855,475	$1,055,475	$605,475	$773,402

Mark R. Danahy
Severance	$—	$170,000	$—	$—	$170,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	413,676	413,676	413,676	413,676	—
Accelerated Payout of 2007 MIPs	—	—	—	243,750	243,750	243,750	—	—
Retirement Plans	—	—	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$170,000	$—	$657,426	$827,426	$657,426	$413,676	$—

William F. Brown
Severance	$—	$900,000	$—	$—	$900,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	301,521	301,521	301,521	301,521	—
Accelerated Payout of 2007 MIPs	—	—	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—	—	101,385
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$900,000	$—	$301,521	$1,201,521	$301,521	$301,521	$101,385

The amounts shown in the table above include estimates of what would be paid to the Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the Named Executive Officers can only be determined at the time of such event. We have included payments related to the Retirement Plans and the Deferred Compensation Plan in the table since these are frozen plans and are not available to all of our current employees. We have not included payments related to the Retirement Plans in the specified events other than the “Retirement” column, as these payments are not triggered by termination, death or disability of the Named

Executive Officer or a change in control. These amounts would be payable to the Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the Named Executive Officers as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

Severance.  We provide post-termination payments of salary or severance to our Named Executive Officers under a policy applicable to our executive officers in the event of a reduction in our workforce or the elimination or discontinuation of their position. Pursuant to our policy, the minimum severance is 26 weeks of base salary and the maximum severance is 52 weeks of base salary for the Named Executive Officers payable in a lump sum amount. In June 2007 in connection with the Merger, we entered into Severance Agreements with Messrs. Kilroy and Brown that provide for enhanced post-termination payments in the event a Termination Event (as defined in the Severance Agreement) occurred on or prior to the first anniversary of the effective time of the Merger. In addition, the amounts shown in the table include $7,500 in outplacement services pursuant to our severance policy, except under the “Change in Control with Termination” column for Messrs. Kilroy and Brown. These services may be declined by the Named Executive Officer in lieu of an equivalent cash payment. The payment of severance under the severance policy and Severance Agreements is conditioned upon, among other things, the execution of a general release of us by the executive officer. See “— Change in Control and Other Severance Arrangements” above for information regarding the Severance Agreements.

Accelerated Vesting of Stock Awards.  All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan, in the event of a Change in Control (defined below), any Stock Option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for PHH RSU awards lapse and such awards are deemed fully vested. In addition, any performance conditions imposed with respect to such awards are deemed to be fully achieved. Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

•	any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our Common Stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our Common Stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

•	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors or whose appointment, election or nomination for election was previously so approved or recommended;

•	there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof or

•	our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

The amounts in the table are calculated using the closing price of our Common Stock on December 31, 2007 and the number of Stock Options and PHH RSUs used to calculate the amounts in the table are those unexercisable Stock Options and unvested PHH RSUs which became exercisable and vested as a result of the Change in Control event pursuant to the SEC rules under the Exchange Act.

Accelerated Payout of 2007 MIPs.  Our short-term cash incentive plans for our executive officers are the 2007 MIPs, which are governed by the terms of the 2005 Equity and Incentive Plan and the respective 2007 MIPs. During 2007, Messrs. Kilroy and Danahy were the only participating Named Executive Officers in the 2007 MIPs. As discussed above with regard to stock awards, in the event of a Change in Control, the performance conditions imposed with respect to such awards are deemed to be fully achieved and the target payout amount is payable to the Named Executive Officers. In the event of the death of a Named Executive Officer, the performance conditions under the 2007 MIPs are deemed to be fully achieved and the target payout amount, pro rated according to the time the Named Executive Officer participated in the performance period, is payable to the Named Executive Officer’s estate. See “— Grants of Plan-Based Awards for 2007” above for information regarding the 2007 MIPs.

Retirement Plans.  Messrs. Edwards, Kilroy and Brown were participants in the PHH Pension Plan and PHH Retiree Medical Plan which were available to all employees prior to 1999. Participants are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table are based on the estimated present value on December 31, 2007 of the payout for each participating Named Executive Officer assuming he had attained the normal retirement age of 65. None of the participating Named Executive Officers, except for Mr. Kilroy, had attained the minimum retirement age under the PHH Pension Plan as of December 31, 2007. See “— Pension Benefits for 2007” above for more information.

Deferred Compensation.  Mr. Edwards is the only Named Executive Officer who is a participant in the Deferred Compensation Plan. Participants are entitled to a distribution under the Deferred Compensation Plan when they cease employment with us for any reason. Distributions may be made in lump sum or in monthly, quarterly or annual installments for up to ten years at the election of the participant. See “— Non-qualified Deferred Compensation for 2007” above for more information.

PERFORMANCE GRAPH

The following graph and table compare the cumulative total stockholder return on our Common Stock with (i) the Russell 2000 Index and (ii) the Russell 2000 Financial Services Index. On January 31, 2005, all shares of our Common Stock were spun-off from Cendant to the holders of Cendant’s common stock on a pro rata basis. Our Common Stock began trading on the NYSE on February 1, 2005.

	Investment Value as of
	2/1/2005	6/30/2005	12/31/2005	6/30/2006	12/31/2006	6/30/2007	12/31/2007

Russell 2000 Index	$100.00	$102.37	$108.39	$117.29	$128.30	$136.57	$126.29
Russell 2000 Financial Services Index	100.00	101.60	104.42	111.72	120.83	113.71	97.15
PHH Common Stock	100.00	117.44	127.95	125.75	131.83	142.51	80.55

The graph and chart above assume that $100 was invested in the Russell 2000 Index, the Russell 2000 Financial Services Index and our Common Stock on February 1, 2005. Total stockholder returns assume reinvestment of dividends. The stock price performance depicted in the graph and table above may not be indicative of future stock price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review any relationships or transactions in which we and our Directors and executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Directors Code and our Employees and Officers Code provide specific provisions regarding such relationships between our Directors and executive officers and us. The Corporate Governance Committee and the Corporate Compliance Officer review any such relationships identified under the Directors Code and the Employees and Officers Code, respectively, which are then reviewed and approved by the Board of Directors at least annually. The Directors Code sets forth the following guidelines for relationships that do not require Board approval:

•	the Director’s sole interest in the arrangement is by virtue of his or her status as a director, executive officer and/or holder of less than 10% equity interest (other than a general partnership interest) in an entity with which we have concluded such an arrangement;

•	the arrangement involves payments to or from the entity that constitute less than the greater of $1 million or 2% of the entity’s consolidated gross revenues; and

•	the Director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement.

See “Corporate Governance — Code of Business Conduct and Ethics for Directors” and “— Code of Conduct for Employees and Officers” on page 13 for more information. Our legal staff is responsible for the development and implementation of processes and controls, including regular director and officer questionnaires, to obtain information from the Directors and executive officers with respect to related person transactions. Based on the facts and circumstances identified through these information gathering processes, the Board of Directors determines whether the company or a related person has a direct or indirect material interest in any transactions identified.

Certain Business Relationships

A.B. Krongard, our Non-Executive Chairman, is also an outside director on the global Board of Directors for our principal outside law firm, DLA Piper. Our legal fees and disbursements paid to DLA Piper during 2007 were less than 0.2% of the firm’s gross revenues for 2007.

James W. Brinkley, one of our Directors, became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup’s acquisition of LMWW in December 2005. We have certain relationships with the Corporate and Investment Banking segment of Citigroup, including financial services, commercial banking and other transactions. The fees paid to Citigroup, including interest expense, were approximately $56 million for 2007, representing less than 0.1% of Citigroup’s revenues. Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC were joint book-running managers for our offering of 4.00% Convertible Senior Notes due 2012 that closed on April 2, 2008, which is discussed in more detail below under Proposal No. 2. Citigroup is a lender, along with various other lenders, in several of our credit facilities. As discussed in more detail below under Proposal No. 2, we used a portion of our net proceeds from the offering to reduce the principal balance under one of these credit facilities. Our maximum indebtedness to Citigroup during 2007 was $896 million, representing less than 0.1% of Citigroup’s total consolidated assets, and was made in the ordinary course of business upon terms, including interest rates and collateral, substantially the same as those prevailing at the time for comparable loans.

Mr. Brinkley’s son, Douglas Brinkley, is a principal at Colliers Pinkard, a member firm of Colliers, which provides certain lease management services to us. The fees paid to Colliers during 2007 were approximately $341,000, representing less than 0.2% of Colliers’ annual revenues.

Bradford C. Burgess, who serves as a Director, Business Development at PHH Arval since 2001, is the son-in-law of George J. Kilroy, one of our Directors and President and Chief Executive Officer of PHH Arval. Mr. Burgess received compensation, including base and bonus payments, of $150,042 for 2007 and was eligible to participate in employee benefit plans available to employees generally. His compensation and benefits were commensurate with other employees in comparable positions at PHH Arval.

Indebtedness of Management

One or more of our mortgage lending subsidiaries has made, in the ordinary course of business, mortgage loans and/or home equity lines of credit to Directors and executive officers and their immediate families. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectibility or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

PROPOSAL NO.  2 — APPROVAL OF THE ISSUANCE OF UP TO 12,195,375 SHARES OF COMMON STOCK UPON CONVERSION OF OUR 4.00% CONVERTIBLE SENIOR NOTES DUE 2012, UP TO 12,195,375 SHARES OF COMMON STOCK PURSUANT TO RELATED CONVERTIBLE NOTE HEDGE TRANSACTIONS AND UP TO 12,195,375 SHARES OF COMMON STOCK UPON EXERCISE OF RELATED WARRANTS

The Offering of the Notes, Convertible Note Hedge Transactions and Warrant Transactions

On March 27, 2008, we entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”), with respect to our issuance and sale in a private placement of 4.00% Convertible Senior Notes due 2012 (the “Notes”). Pursuant to the Purchase Agreement we issued $250 million in aggregate principal amount of the Notes on April 2, 2008. Holders of the Notes will receive cash up to the principal amount upon conversion of the Notes, and any excess conversion value will be delivered, at our election, in cash, shares of our Common Stock or a combination of cash and Common Stock. Concurrently with the pricing of the Notes on March 27, 2008, we entered into related convertible note hedge transactions (collectively, the “Note Hedges”) with financial institutions that are affiliates of the Initial Purchasers (collectively, the “Option Counterparties”). The Note Hedges cover, subject to anti-dilution adjustments substantially identical to those in the Notes, 12,195,125 shares of our Common Stock. Separately and concurrently with the pricing of the Notes on March 27, 2008, we entered into related warrant transactions (collectively, the “Warrant Transactions”) whereby we sold to the Option Counterparties warrants to acquire, subject to anti-dilution adjustments, 12,195,125 shares of our Common Stock (the “Warrants”).

Under the rules of the NYSE (the “NYSE Rules”), we cannot issue shares of our Common Stock or securities convertible into Common Stock that will, or will upon issuance, equal or exceed 20% of our outstanding shares of Common Stock without first obtaining stockholder approval. Although we do not anticipate issuing the full number of shares of Common Stock into which the Notes, Note Hedges and Warrant Transactions are convertible or exchangeable for the reasons discussed below, the NYSE has aggregated the transactions for purposes of the NYSE Rules such that the Notes, Note Hedges and Warrant Transactions are deemed to be convertible into or exchangeable for an aggregate of 36,585,375 shares of Common Stock (or approximately 67.5% of our outstanding shares of Common Stock as of April 2, 2008). Accordingly, we are not able to issue more than approximately 10,821,932 shares of Common Stock, or 19.99% of the number of our shares of Common Stock outstanding on April 2, 2008, into which the Notes, the Note Hedges or the Warrant Transactions are convertible or exchangeable unless and until we receive stockholder approval of this proposal. We provided the NYSE with an undertaking not to issue shares of Common Stock into which the Notes, the Note Hedges and Warrant Transactions are convertible or exchangeable in excess of the NYSE’s 20% limit unless and until we received stockholder approval to do so. We are, therefore, asking you to consider and vote upon this proposal to approve the issuance of up to 12,195,375 shares of Common Stock issuable upon conversion the Notes, up to 12,195,375 shares of Common Stock issuable pursuant to the Note Hedges and up to 12,195,375 shares of Common Stock issuable upon exercise of the Warrants in accordance with the rules of the NYSE and consistent with our undertaking to the NYSE.

We determined that the offering of the Notes and the Note Hedges and Warrant Transactions could provide us with financing on terms that were more favorable to us as compared to our other available financing options, including lower interest rates, the absence of collateral requirements and relatively fewer covenant restrictions on our ongoing business, despite the potential dilution of our Common Stock. The Note Hedges and Warrant Transactions are intended to reduce the potential dilution to our Common Stock from any conversions of the Notes. Under the terms of the Note Hedges and Warrant Transactions, we are able to demand under certain circumstances that the counterparties to the Note Hedges and Warrant Transactions pay us cash, in the case of the Note Hedges, or deliver shares of our Common Stock to us, in the case of the Warrant Transactions, that we will then deliver to the holders of the Notes to satisfy our obligations to pay principal and interest upon conversion of the Notes. Although we completed the offering of the Notes and the Note Hedges and Warrant Transactions without stockholder approval, we desire to obtain stockholder approval under the NYSE Rules in order to have the flexibility to issue the maximum number of shares of our Common Stock into which the Notes, Note Hedges and Warrant Transactions are convertible or exchangeable. Our ability to do so will provide us with greater flexibility in discharging our obligations under the Notes, Note Hedges and Warrant Transactions and enable us to reduce our cash expenditures and/or potential needs for additional financing upon the conversion of the Notes.

The Offering of the Notes.  The Notes are governed by an indenture, dated as of April 2, 2008 (the “Indenture”), between us and The Bank of New York, as trustee. The Notes bear interest at a rate of 4.00% per year, payable semiannually in arrears in cash on April 15th and October 15th of each year, beginning on October 15, 2008. The Notes will mature on April 15, 2012. Holders may convert their Notes at their option on any day prior to the close of business on the “scheduled trading day” (as defined in the Indenture) immediately preceding October 15, 2011, but only if the trading price of the Notes or our Common Stock meet certain specified conditions. The Notes will be freely convertible at any time from, and including, October 15, 2011 through the third scheduled trading day immediately preceding the maturity date of the Notes. Upon conversion of the Notes, holders will receive cash up to the principal amount, and any excess conversion value will be delivered, at our election, in cash, shares of our Common Stock or a combination of cash and Common Stock. The initial conversion rate for the Notes is 48.7805 shares of Common Stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $20.50 per share of Common Stock. The conversion rate and the conversion price are subject to adjustment in certain events, such as distributions of dividends or stock splits. Subject to certain exceptions, holders may require us to repurchase for cash all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the relevant repurchase date. We may not redeem the Notes prior to maturity. In addition, upon a “make-whole fundamental change” (as defined in the Indenture), we will in some cases increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change. The Notes are our senior unsecured obligations and rank equally with all of our existing and future senior debt and senior to all of our subordinated debt.

Our net proceeds from the offering were approximately $241 million. We used approximately $28 million of the net proceeds of the offering to pay the net cost of the convertible bond hedge and warrant transactions described below under the caption “Convertible Bond Hedge and Warrant Transactions”. We used the balance of the net proceeds of the offering to reduce the principal balance outstanding under the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among us, a group of lenders and JPMorgan Chase Bank, N.A., as administrative agent.

Convertible Note Hedge and Warrant Transactions.  The Note Hedges are intended to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of our Common Stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes. The Note Hedges are separate transactions, entered into by us with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Note Hedges.

The Note Hedges and Warrant Transactions are intended to reduce potential dilution to our Common Stock upon potential future conversion of the Notes and generally have the effect of increasing the conversion price of the Notes to $27.20 per share, representing a 60% premium based on the closing price of our Common Stock on March 27, 2008. If the market value per share of our Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on our earnings per share. The Warrant Transactions are separate transactions, entered into by us with the Option Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The terms of the Purchase Agreement, Note Hedges and Warrant Transactions are complex. This summary of the terms is general in nature and is qualified by reference to the actual forms of the agreements, which are attached as exhibits to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2008 (the “April Form 8-K”). Stockholders desiring a more complete understanding of the terms of the Purchase Agreement, Note Hedges and Warrant Transactions are urged to read the April Form 8-K and the exhibits thereto.

Vote Required.  Under the NYSE Rules, we must obtain stockholder approval of the issuance of the shares of our Common Stock into which the Notes, Note Hedges and Warrants are convertible into or exchangeable for by an affirmative vote of the holders of a majority of all votes entitled to be cast on the proposal before we will be entitled to issue shares of our Common Stock equal to or in excess of 20% or more of our outstanding shares of Common

Stock. Abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have the same effect as a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF UP TO 12,195,375 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES, UP TO 12,195,375 SHARES OF COMMON STOCK ISSUABLE PURSUANT TO THE RELATED NOTE HEDGE TRANSACTIONS AND UP TO 12,195,375 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Deloitte & Touche LLP has served as our independent registered public accounting firm since prior to the Spin-Off. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission provides stockholders an opportunity to provide feedback to the Board of Directors on an important issue of corporate governance. If stockholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2008 for any reason, the Audit Committee will appoint another independent registered public accountant firm. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

Vote Required.  Approval of the ratification of selection of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting, in person or by proxy, and entitled to vote; provided that a quorum is present. Pursuant to applicable Maryland law, in determining the number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE SELECTION THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Auditor”), (iii) the performance of the Independent Auditor and the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements. Management is responsible for the financial reporting process, including the preparation of the financial statements and system of internal controls. The Company’s Independent Auditor is responsible for auditing the financial statements in accordance with generally accepted auditing standards and issuing an opinion as to whether the Company’s financial statements are, in all material respects, presented fairly in conformity with generally accepted accounting principles. The Audit Committee operates pursuant to a written charter.

In this context, the Committee has met and held discussions with management and the Independent Auditor regarding the fair and complete presentation of the Company’s results, the assessment of the Company’s internal control over financial reporting and significant accounting policies applied by the Company in its financial statements, including alternative treatments. Management represented to the Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United

States, and the Committee has reviewed and discussed the audited financial statements with management and the Independent Auditor. The Committee also discussed with the Independent Auditor those matters required by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

In addition, the Audit Committee discussed with the Independent Auditor the firm’s independence from the Company and management, and the Independent Auditor has provided the written disclosures and letter as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

The Audit Committee discussed with the Company’s internal auditor and Independent Auditor the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and the Independent Auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s 2007 Annual Report filed with the SEC.

Audit Committee of the Board of Directors
Francis J. Van Kirk (Chairman)
Ann D. Logan
Jonathan D. Mariner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm (the “Independent Auditor”). The Audit Committee has adopted a pre-approval policy and implemented procedures which provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2007 and 2006, professional services were performed for us by Deloitte & Touche LLP, our Independent Auditor, pursuant to the oversight of our Audit Committee. Audit and audit-related fees aggregated $8.7 million and $12.1 million for the years ended December 31, 2007 and 2006, respectively. Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee’s pre-approval policy.

	Year Ended
	December 31,
Fees by Type	2007	2006
	(In millions)

Audit fees	$7.8	$11.4
Audit-related fees	0.9	0.7
Tax fees	0.6	0.4
All other fees	0.3	—

Total	$9.6	$12.5

Audit Fees.  The aggregate fees billed for professional services rendered by the Independent Auditor were $7.8 million and $11.4 million for the years ended December 31, 2007 and 2006, respectively, and primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

Audit-Related Fees.  Audit-related fees billed during the year ended December 31, 2007 and 2006 were $0.9 million and $0.7 million, respectively, and primarily related to audit fees for our employee benefit plans, comfort letters for securitization transactions and agreed-upon procedures.

Tax Fees.  The aggregate fees billed for tax services during the years ended December 31, 2007 and 2006 were $0.6 million and $0.4 million, respectively. These fees related to tax compliance, tax advice and tax planning for the years ended December 31, 2007 and 2006.

All Other Fees.  The aggregate fees billed for all other services during the year ended December 31, 2007 were approximately $0.3 million, and these services related to the Merger Agreement with GE and its wholly owned subsidiary, Jade. There were no amounts billed for other services during the year ended December 31, 2006.

LEGAL PROCEEDINGS

Following the announcement of the Merger in March 2007, two purported class actions were filed against us and each member of our Board of Directors in the Circuit Court for Baltimore County, Maryland (the “Court”). The first of these actions also named GE and Blackstone as defendants. The plaintiffs sought to represent an alleged class consisting of all persons (other than our officers and Directors and their affiliates) holding our Common Stock. In support of their request for injunctive and other relief, the plaintiffs alleged, among other matters, that the members of the Board of Directors breached their fiduciary duties by failing to maximize stockholder value in approving the Merger Agreement. On or about April 10, 2007, the claims against Blackstone were dismissed without prejudice. On May 11, 2007, the Court consolidated the two cases into one action. On July 27, 2007, the plaintiffs filed a consolidated amended complaint. This pleading did not name GE or Blackstone as defendants. It essentially repeated the allegations previously made against the members of our Board of Directors and added allegations that the disclosures made in the preliminary proxy statement filed with the SEC on June 18, 2007 omitted certain material facts. On August 7, 2007, the Court dismissed the consolidated amended complaint on the ground that the plaintiffs were seeking to assert their claims directly, whereas, as a matter of Maryland law, claims that directors have breached their fiduciary duties can only be asserted by a stockholder derivatively. The plaintiffs have the right to appeal this decision.

OTHER BUSINESS

As of April 17, 2007, our Board of Directors is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING OF STOCKHOLDERS FOR 2009

Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”). We provide all stockholders with the opportunity, under certain circumstances and consistent with our by-laws and the rules of the Securities and Exchange Commission, to participate in the governance of the Company by submitting stockholder proposals that they believe merit consideration at the annual meeting of stockholders for 2009. To enable management to analyze and respond to proposals or director nominations stockholders to have included in the Proxy Statement and proxy card for that annual meeting, any such proposal or director nomination must be received by us in writing no later than    ●    , 2009 consistent with Rule 14a-8. Any stockholder proposal or director nomination for the annual meeting of stockholders for 2009 that is not intended for inclusion in the Proxy Statement and proxy card will be considered “untimely” if it is received by us earlier than    ●    , 2009 or after    ●    , 2009. An untimely proposal may not be brought before or considered at our annual meeting of stockholders for 2009. Any stockholder proposal or director nomination submitted must also be made in compliance with our by-laws. For more information regarding our by-law procedures for director nominations, please refer to “Corporate Governance — Nomination Process and Qualifications for Director Nominees.”

Proxies solicited by the Board of Directors for the annual meeting of stockholders for 2009 may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The Chairman of the annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and
Secretary

Appendix A

PHH CORPORATION

INDEPENDENCE STANDARDS FOR DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines that contain director qualifications including director independence. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with PHH Corporation or any of its subsidiaries (together, the “Company”), either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. When making independence determinations, the Board will consider all relevant facts and circumstances, as well as all applicable legal and regulatory requirements, including NYSE corporate governance requirements and the rules and regulations of any other regulatory or self-regulatory body with jurisdiction over the Company. Notwithstanding the foregoing, none of the following relationships shall automatically disqualify any director or nominee from being considered “independent”:

(a) More than three years ago, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) (i) During any twelve-month period during the preceding three years, the director has received, or has an immediate family member who has received, less than $100,000 in direct compensation from the Company; or (ii) during any twelve-month period during the preceding three years the director has received, or has an immediate family member who has received, director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (iii) more than three years ago, the director has received, or has an immediate family member who has received, any such compensation (including amounts over $100,000 per year);

(c) The director or an immediate family member of the director is or was employed within the past three years as an executive officer of another organization for which any of the Company’s present executive officers at the same time serves or served on that organization’s board of directors (or similar body) or any committee thereof, except that the foregoing shall not apply to service by such executive officer on such organization’s compensation committee;

(d) (i) The director is or was an employee, executive officer, partner (other than a limited partner) or significant equity holder of another organization that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other organization’s consolidated gross revenues, or (ii) an immediate family member of the director is or was an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(e) The director is or was an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is or was indebted, and the total amount of indebtedness is 2% or less of the total consolidated assets of such organization; or

(f) The director is or was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, less than the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues; or

(g) The director or an immediate family member of the director owns 10% or less of the equity of the Company or 5% or less of the equity of an organization that has a relationship with the Company.

In addition to these guidelines, members of certain committees of the Board, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

For purposes of these guidelines: (1) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under

A-1

(b), above; (2) in applying the test under (d), above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (3) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; (4) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization; and (5) a director’s service as a non-employee Chairman of the Board of Directors of the Company shall not be deemed employment by the Company under (a) above.

A-2

PHH CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1, “FOR” THE APPROVAL OF PROPOSAL NO. 2 AND “FOR” THE APPROVAL OF PROPOSAL NO. 3. YOUR SHARES WILL BE VOTED AS SPECIFIED BELOW. IF A SIGNED CARD IS RECEIVED WITH NO SPECIFICATION MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2 AND “FOR” PROPOSAL NO. 3.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:   ☒

		For all nominees listed	Withhold Authority to vote for all nominees

1.	Election of Directors — Class III Nominees:

	01 James W. Brinkley	☐	☐
02 Jonathan D. Mariner

For both nominees, except vote withheld from the following:

		For	Against	Abstain

2.	Proposal to approve the issuance of (a) up to 12,195,125 shares of common stock, par value $0.01 per share, of PHH Corporation (“Common Stock”) issuable upon conversion of the Company’s 4.00% Convertible Senior Notes Due 2012 (the “Notes”) previously issued, (b) up to 12,195,125 shares of Common Stock issuable pursuant to related convertible note hedge transactions that the Company entered into in connection with the issuance of the Notes, and (c) up to 12,195,125 shares of Common Stock issuable upon exercise of related warrants to acquire shares of the Company’s common stock that the Company issued in connection with the convertible note hedge transactions, as more fully described in the accompanying proxy statement.	☐	☐	☐

		For	Against	Abstain

3.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please date this proxy and sign your name exactly as it appears on this form. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

YOUR SIGNATURE ACKNOWLEDGES THE STATEMENTS ON THE REVERSE SIDE OF THIS CARD.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

This proxy is solicited on behalf of the Board of Directors of PHH Corporation for the Annual Meeting of Stockholders for 2008 on • , 2008.
     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders for 2008 of PHH Corporation (“PHH”) and the accompanying Proxy Statement to be held on • , 2008 starting at 10:00 a.m., local time, at PHH’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) appoints • and •, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution to vote all shares of common stock of PHH that the undersigned would be entitled to cast if personally present at the special meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the special meeting, all in accordance with, and as described in, the accompanying Notice of Annual Meeting of Stockholders for 2008.
     The Board of Directors recommends (1) a vote “FOR” the proposal to elect two Class III Directors to hold office until the Annual Meeting of Stockholders for 2010, and until their successors are duly elected and qualified, (2) a vote “FOR” the proporasl to approve the issuance of (a) up to 12,195,125 shares of common stock, par value $0.01 per share, of PHH Corporation (“Common Stock”) issuable upon conversion of the Company’s 4.00% Convertible Senior Notes Due 2012 (the “Notes”) previously issued, (b) up to 12,195,125 shares of Common Stock issuable pursuant to related convertible note hedge transactions that the Company entered into in connection with the issuance of the Notes, and (c) up to 12,195,125 shares of Common Stock issuable upon exercise of related warrants to acquire shares of the Company’s common stock that the Company issued in connection with the convertible note hedge transactions, and (3) a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof. If one or more of the proxies named shall be present in person or by substitute at the meeting or at any adjournment(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required.

Address Changes/Comments:

If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.
VOTE BY INTERNET — •
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. eastern daylight time on • , 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — •
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. easterndaylight time on •, 2008. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to •

PHH CORPORATION
THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
ADMISSION TICKET

PHH Corporation	PHH Corporation
Annual Meeting of Stockholders for 2008	3000 Leadenhall Road
• , 2008	Mt. Laurel, New Jersey 08054
10:00 a.m.